Exhibit 3.1

UTI CORPORATION

THIRD ARTICLES OF AMENDMENT AND RESTATEMENT

UTI Corporation, a Maryland corporation (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST

The Corporation desires to amend and restate its Second Articles of Amendment and Restatement as currently in effect (the “Charter”) pursuant to these Third Articles of Amendment and Restatement.  These Third Articles of Amendment and Restatement set forth every Charter provision currently in effect.

SECOND

The Charter of the Corporation is hereby amended by striking in their entirety Articles FIRST through ELEVENTH, inclusive, and by substituting in lieu thereof the following Articles FIRST through ELEVENTH:

“FIRST:  The name of the corporation (hereinafter referred to as the “Corporation”) is

UTI CORPORATION

SECOND:  The address of the principal office of the Corporation in the State of Maryland is 300 E. Lombard Street, Baltimore, Maryland 21202.  The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a Maryland corporation, and the post office address of such agent is 300 E. Lombard Street, Baltimore, Maryland 21202.

THIRD:  The purposes for which the Corporation is formed are:

(a)           To develop and manufacture customized medical devices.

(b)           To engage in and carry on any other business that may conveniently be conducted in conjunction with any business of the Corporation, or otherwise, or that may benefit the interests of the Corporation.

(c)           To have and exercise all powers necessary or convenient to effectuate any or all of the purposes for which the Corporation is formed.

(d)           In general, to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland.

The foregoing purposes shall, except when otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of these Third Articles of Amendment and Restatement (the “Articles”) of any amendment thereto, and shall each be regarded as independent, and construed as powers as well as purposes.

The Corporation shall be authorized to exercise and enjoy all of the powers, rights, and privileges granted to, or conferred upon, corporations by the general laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing powers and purposes shall not be deemed to exclude any powers, rights, or privileges so granted or conferred.

FOURTH:  The number of directors of the Corporation shall be twelve (12), which number may be changed from time to time pursuant to the bylaws of the Corporation (the “Bylaws”); provided, however, that so long as the Corporation has less than three stockholders, the number of directors may be less than three but, in such case, shall not be less than the number of stockholders.  The names of the persons who will serve as directors of the corporation until the next annual meeting of stockholders and until their successors are elected and qualify are William Landman, H. Stephen Cookston, Ron Sparks, Charles A. Hamilton, Douglas M. Ladden, Chris Lane, Steven D. Neumann, David B. Pinkerton, Eric M. Pollock, Bruce L. Rogers and T. Quinn Spitzer, Jr.

FIFTH:

(a)           Authorized Capital.  The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares.  Fifty Million (50,000,000) shares shall be common stock, having a par value of one cent ($.01) per share.  Fifty Million (50,000,000) shares shall be preferred stock, having a par value of one cent ($.01) per share.  The aggregate par value of all the shares of all classes is One Million Dollars ($1,000,000.00).

(b)           Common Stock.  The common stock shall be subject to all of the rights, privileges, preferences and priorities of the preferred stock as set forth in Article Sixth hereof or any articles supplementary or amendments or amendments and restatements to these Articles filed to establish a respective class and/or series of preferred stock.  Each share of common stock shall have the same relative rights as and be identical in all respects to all the other shares of common stock.  The number of authorized shares of common stock may be increased or decreased (but not below the number of shares thereof then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire such shares) by resolution or resolutions of the Board and the filing of a statement complying with the foregoing requirements.

(c)           Preferred Stock.  The preferred stock may be divided into and issued in one or more classes and/or series as may be determined from time to time by resolution of the

Board.  In establishing a class or series, the Board shall give to it a distinct designation so as to distinguish it from the shares of all other classes and series and shall fix the number of shares in such class or series, subject to and consistent with the preferences, rights and limitations set forth in these Articles and any articles of amendment or amendment and restatement or articles supplementary made and filed in accordance with the then applicable laws.  All shares of any one class or series shall be identical in all respects with all other shares of the same class or series, as applicable.

Except with respect to Class A-1 5% Convertible Preferred Stock, Class A-2 5% Convertible Preferred Stock, Class A-3 5% Convertible Preferred Stock, Class A-4 5% Convertible Preferred Stock, Class A-5 5% Convertible Preferred Stock, Class A-6 5% Convertible Preferred Stock, Class A-7 5% Convertible Preferred Stock, Class A-8 5% Convertible Preferred Stock, Class B-1 Convertible Preferred Stock, Class B-2 Convertible Preferred Stock, Class AA Convertible Preferred Stock, Class AB Convertible Preferred Stock and the Class C Redeemable Preferred Stock, the terms of which are set forth and designated in Article Sixth hereof, prior to the issuance of any shares of preferred stock of any class or series authorized as provided above, a statement setting forth a copy of the resolution or resolutions with respect to such class or series adopted by the Board pursuant to the foregoing authority vested in said Board shall be made and filed in accordance with the then applicable laws.

Unless otherwise provided in the resolution or resolutions of the Board providing for the creation thereof, shares of any class or series of preferred stock that shall be issued and thereafter acquired by the Corporation through purchase, redemption, operation of a sinking fund, conversion or otherwise shall revert to the status of authorized but unissued shares of preferred stock of the same class or series.  The number of authorized shares of stock of any class or series may be increased or decreased (but not below the number of shares thereof then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire such shares) by resolution or resolutions of the Board and the filing of a statement complying with the foregoing requirements.  In case the number of authorized shares of any such class or series of preferred stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board providing for the creation thereof, revert to the status of authorized but unissued preferred stock, undesignated as to class or series.

SIXTH:

(a)  Class A-1 5% Convertible Preferred Stock

Section 1.  Definitions.

The following are definitions as used in this paragraph (a) of Article Sixth:

“Change in Ownership” means any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation’s capital stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the holders of capital stock as of July 6, 1999 owning capital stock of Medical Device Manufacturing, Inc., a Colorado corporation, possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Class A Preferred Shares” means the Class A-1 Preferred Shares, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock, the Class A-8 5% Convertible Preferred Stock, the Class AA Convertible Preferred Stock, the Class AB Convertible Preferred Stock and any Subsequent Class A Shares.

“Class C Preferred Shares” means the Class C Redeemable Preferred Stock.

“Common Stock” means the shares of the Corporation’s common stock, par value $.01 per share, authorized under these Articles.

“Fundamental Change” means:  (a) any sale or transfer of more than fifty percent (50%) of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business); and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Class A-1 Preferred Shares are not changed and the Class A-1 Preferred Shares are not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Junior Securities” means any capital stock or other equity securities of the Corporation other than Class A Preferred Shares and the Class C Preferred Shares.

“Liquidation Value” of any Class A-1 Preferred Share as of any particular date shall be equal to $10.94.

“Organic Change” shall have the meaning set forth in Section 8(c).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

“Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of July 6, 1999, as amended by the First Amendment to Shareholders’ Agreement dated May 31, 2000 and the Second Amendment to Shareholders’ Agreement dated February 24, 2003, by and among the Corporation and certain other investors named therein, as may be further amended from time to time.

“Subsequent Class A Shares” means any duly authorized class or series of stock designated as Class A that (a) (i) has a per share purchase price equal to the per share liquidation value thereof (where the purchase price and liquidation value are as determined in the reasonable good faith judgment of the Board) or (ii) is issued in connection with bona fide debt financing and (b) (i) is otherwise identical with respect to priority, voting powers and conversion features and (ii) is otherwise identical or inferior with respect to dividend rights to the Class A-1 Preferred Shares, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock and the Class A-8 5% Convertible Preferred Stock.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Person.

Section 2.  Designation; Shares Authorized.  2,500,000 of the shares of preferred stock are hereby designated Class A-1 5% Convertible Preferred Stock (“Class A-1 Preferred Shares”).  Such number of shares may be decreased by resolution of the Board adopted and filed pursuant to applicable law; provided, that no such decrease shall reduce the number of authorized Class A-1 Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire Class A-1 Preferred Shares.

Section 3.  Priority.  The Class A-1 Preferred Shares shall rank (i) prior to all of the shares of Junior Securities, (ii) pari passu with all Class A Preferred Shares, and (iii) subordinate to all of the Class C Preferred Shares.  In addition, so long as any Class A-1 Preferred Shares remain outstanding, without the prior written consent of the holders of two-thirds of the outstanding shares of Class A-1 Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities; provided that the Corporation may purchase, redeem, acquire or retire for value shares of Junior Securities held by current or former directors or officers of the Company or any of its Subsidiaries upon death, disability, retirement, termination of employment or pursuant to the terms of any plan or other agreement under which such Junior Securities were issued to the extent permitted by the terms of the credit facility or facilities of the Corporation or its Subsidiaries.

Section 4.  Dividends.  The holders of Class A-1 Preferred Shares shall be entitled to receive cumulative dividends at the rate of 5% of Liquidation Value in preference to the payment of dividends on any Junior Securities, when, as, and if declared by the Board.  Except with respect to dividends for which an adjustment is made pursuant to Section 8(b) hereof, no dividends will be paid on any Junior Securities until dividends have been declared and paid on Class A-1 Preferred Shares.  All holders of Class A Preferred Shares shall be pari passu with respect to their entitlement to receive dividends.  After payment of all dividends on Class A-1 Preferred Shares, the holders of Class A-1 Preferred Shares shall be entitled to participate, on an as converted basis, with the outstanding Common Stock as to any dividends payable on the Common Stock.  The date on which any share of Class A-1 Preferred Shares is initially issued by the Corporation (or its predecessor) shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.  Each certificate shall have a legend indicating the “date of issuance” for purposes of the dividend calculation referred to herein.  Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred Shares, such payment shall be distributed pro rata among the holders thereof based upon the number of Class A Preferred Shares held by each such holder.

Section 5.  Liquidation.  Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class A-1 Preferred Shares shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount equal to the greater of (i) the aggregate Liquidation Value of all Class A-1 Preferred Shares (plus all accrued and unpaid dividends thereon) held by such holder or (ii) the amount such holder of Class A-1 Preferred Shares would be entitled to receive if all Class A Preferred Shares were converted into Common Stock (the “Liquidation Amount”).  All holders of Class A Preferred Shares shall be pari passu with respect to their entitlement to receive their respective Liquidation Amounts.  If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Class A Preferred Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets available to be distributed to the Corporation’s Class A Preferred Shares stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Amount of the Class A Preferred Shares held by each such holder.  Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Class A Preferred Shares, but only to the extent of funds of the Corporation legally available for the payment of dividends.  Not less than sixty (60) days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class A Preferred Shares, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Class A Preferred Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

Section 6.  Voting Rights.  Subject to Section 7 below and the Shareholders’ Agreement, the holders of the Class A-1 Preferred Shares shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s Bylaws.  Except as otherwise required by applicable law, the holders of the Class A-1 Preferred Shares shall be entitled to vote on all matters submitted to the stockholders for a vote (whether at a meeting or by written consent) together with the holders of the Common Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the

Class A-7 5% Convertible Preferred Stock, the Class A-8 5% Convertible Preferred Stock, the Class AA Convertible Preferred Stock, the Class AB Convertible Preferred Stock and any Subsequent Class A Shares, all voting together as a single class.  Each holder of shares of Class A-1 Preferred Shares, Class A-2 5% Convertible Preferred Stock, Class A-3 5% Convertible Preferred Stock, Class A-4 5% Convertible Preferred Stock, Class A-5 5% Convertible Preferred Stock, Class A-6 5% Convertible Preferred Stock, Class A-7 5% Convertible Preferred Stock, Class A-8 5% Convertible Preferred Stock, Class AA Convertible Preferred Stock, Class AB Convertible Preferred Stock and/or any Subsequent Class A Shares shall be entitled to a number of votes (rounded to the nearest whole number) equal to the number of shares of Common Stock into which such shares are convertible (pursuant to the conversion terms of the applicable class of stock as set forth in these Articles) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

Section 7.  Special Voting Rights.  The consent of the holders of at least two-thirds of the Class A-1 Preferred Shares, voting together as a single class, shall be required for any action that (a) authorizes or issues shares of any class of stock having any preference or priority superior to any preference or priority of the Class A-1 Preferred Shares (which shall not include the authorization or issuance of any Subsequent Class A Shares) or (b) changes the number of shares or class of stock into which the Class A-1 Preferred Shares is convertible.

Section 8.  Conversion.

(a)           Conversion Procedure.

(i)            At any time and from time to time, any holder of Class A-1 Preferred Shares may convert all or any portion of the Class A-1 Preferred Shares held by such holder into 1.8 shares of Common Stock per each share of Class A-1 Preferred Shares (which gives effect to the 0.8 for one stock dividend declared on the Common Stock on February 23, 2001).

(ii)           Except as otherwise provided herein, each conversion of Class A-1 Preferred Shares shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class A-1 Preferred Shares to be converted have been surrendered for conversion at the principal office of the Corporation.  At the time any such conversion has been effected, the rights of the holder of the shares converted as a holder of Class A-1 Preferred Shares shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(iii)         Notwithstanding any other provision hereof, if a conversion of Class A-1 Preferred Shares is to be made in connection with a Public Offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Class A-1 Preferred Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(iv)          As soon as possible after a conversion has been effected (but in any event within five (5) business days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:

(A)          a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(B)          payment in an amount equal to all accrued dividends with respect to each share converted which have not been paid prior thereto, plus the amount payable under subparagraph (ix) below with respect to such conversion; and

(C)          a certificate representing any Class A-1 Preferred Shares that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but that were not converted.

(v)            If for any reason the Corporation is unable to pay any portion of the accrued and unpaid dividends on Class A-1 Preferred Shares being converted, such dividends may, at the converting holder’s option, be converted into an additional number of shares of Common Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the fair market value of one share of Common Stock as determined in the reasonable good faith judgment of the Board.

(vi)          The issuance of certificates for shares of Common Stock upon conversion of Class A-1 Preferred Shares shall be made without charge to the holders of such Class A-1 Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.  Upon conversion of each share of Class A-1 Preferred Shares, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(vii)         The Corporation shall not close its books against the transfer of Class A-1 Preferred Shares or of Common Stock issued or issuable upon conversion of Class A-1 Preferred Shares in any manner which interferes with the timely conversion of Class A-1 Preferred Shares.  The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class A-1 Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(viii)        The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Class A-1 Preferred Shares, such number of shares of Common Stock issuable upon the conversion of all outstanding Class A-1 Preferred Shares.  All shares of Common Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.  The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

(ix)          If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Class A-1 Preferred Shares, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the fair market value as determined in the reasonable good faith judgment of the Board of such fractional interest as of the date of conversion.

(b)           Subdivision or Combination of Common Stock.  If the Corporation at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the amount of Common Stock each holder of Class A-1 Preferred Shares is entitled to upon conversion shall be proportionately increased.  Conversely, if the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock into a smaller number of shares, the amount of Common Stock each holder of Class A-1 Preferred Shares is entitled to upon conversion shall be proportionately decreased.

(c)           Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case that is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change.”  Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least two-thirds of the Class A-1 Preferred Shares then outstanding) to insure that each of the holders of Class A-1 Preferred Shares shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Class A-1 Preferred Shares, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class A-1 Preferred Shares immediately prior to such Organic Change.  In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least two-thirds of the Class A-1 Preferred Shares then outstanding) to insure that the provisions of this Section 8 hereof shall thereafter be applicable to the Class A-1 Preferred Shares (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Class A-1 Preferred Shares, if the value per share of common stock so reflected is less than the value of the Common Stock (as reasonably determined by the Board) in effect immediately prior to such consolidation, merger or sale).  The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of at least two-thirds of the Class A-1 Preferred Shares then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(d)           Mandatory Conversion.  The Corporation may at any time require the conversion of all of the outstanding Class A-1 Preferred Shares upon the closing of a firmly underwritten public offering of shares of Common Stock.

Section 9.  Registration of Transfer.  The Corporation shall keep at its principal office a register for the registration of Class A-1 Preferred Shares.  Upon the surrender of any certificate representing Class A-1 Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Class A-1 Preferred Shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of shares of Class A-1 Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A-1 Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Class A-1 Preferred Shares represented by the surrendered certificate.

Section 10.  Replacement.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Class A-1 Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such Class A-Preferred Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class A-1 Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 11.  Amendment and Waiver.  No amendment, modification or waiver shall be binding or effective with respect to this paragraph (a) of this Article Sixth hereof without the prior written consent of the holders of at least two-thirds of the Class A-1 Preferred Shares outstanding at the time such action is taken and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of at least the applicable percentage of the Class A-1 Preferred Shares then outstanding.

Section 12.  Notices.  Except as otherwise expressly provided hereunder, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this paragraph (a) of this Article Sixth shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or transmitted by facsimile or electronic mail (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section 12 as promptly as practicable thereafter).  Such notices, demands and other communications shall be addressed (i) in the case of a holder of Class A-1 Preferred Shares, to his address as is designated in writing from time to time by such holder, (ii) in the case of the Corporation, to its principal office.

(b)  Class A-2 5% Convertible Preferred Stock

Section 1.  Definitions.

The following are definitions as used in this paragraph (b) of Article Sixth:

“Change in Ownership” means any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation’s capital stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the holders of capital stock as of July 6, 1999 owning capital stock of Medical Device Manufacturing, Inc., a Colorado corporation, possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Class A Preferred Shares” means the Class A-1 5% Convertible Preferred Stock, the Class A-2 Preferred Shares, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock, the Class A-8 5% Convertible Preferred Stock, the Class AA Convertible Preferred Stock, the Class AB Convertible Preferred Stock and any Subsequent Class A Shares.

“Class C Preferred Shares” means the Class C Redeemable Preferred Stock.

“Common Stock” means the shares of the Corporation’s common stock, par value $.01 per share, authorized under these Articles.

“Fundamental Change” means:  (a) any sale or transfer of more than fifty percent (50%) of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business); and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Class A-2 Preferred Shares are not changed and the Class A-2 Preferred Shares are not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board immediately prior to the merger shall continue to own the

Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Junior Securities” means any capital stock or other equity securities of the Corporation other than Class A Preferred Shares and the Class C Preferred Shares.

“Liquidation Value” of any Class A-2 Preferred Share as of any particular date shall be equal to $12.00.

“Organic Change” shall have the meaning set forth in Section 8(c).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

“Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of July 6, 1999, as amended by the First Amendment to Shareholders’ Agreement dated May 31, 2000 and the Second Amendment to Shareholders’ Agreement dated February 24, 2003, by and among the Corporation, and certain other investors named therein, as may be further amended from time to time.

“Subsequent Class A Shares” means any duly authorized class or series of stock designated as Class A that (a) (i) has a per share purchase price equal to the per share liquidation value thereof (where the purchase price and liquidation value are as determined in the reasonable good faith judgment of the Board) or (ii) is issued in connection with bona fide debt financing and (b) (i) is otherwise identical with respect to priority, voting powers and conversion features and (ii) is otherwise identical or inferior with respect to dividend rights to the Class A-1 5% Convertible Preferred Stock, the Class A-2 Preferred Shares, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock and the Class A-8 5% Convertible Preferred Stock.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Person.

Section 2.  Designation; Shares Authorized.  1,400,000 of the shares of preferred stock are hereby designated Class A-2 5% Convertible Preferred Stock (“Class A-2 Preferred Shares”).  Such number of shares may be decreased by resolution of the Board adopted and filed pursuant to applicable law; provided, that no such decrease shall reduce the number of authorized

Class A-2 Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire Class A-2 Preferred Shares.

Section 3.  Priority.  The Class A-2 Preferred Shares shall rank (i) prior to all of the shares of Junior Securities, (ii) pari passu with all Class A Preferred Shares, and (iii) subordinate to all of the Class C Preferred Shares.  In addition, so long as any Class A-2 Preferred Shares remain outstanding, without the prior written consent of the holders of two-thirds of the outstanding shares of Class A-2 Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities; provided that the Corporation may purchase, redeem, acquire or retire for value shares of Junior Securities held by current or former directors or officers of the Company or any of its Subsidiaries upon death, disability, retirement, termination of employment or pursuant to the terms of any plan or other agreement under which such Junior Securities were issued to the extent permitted by the terms of the credit facility or facilities of the Corporation or its Subsidiaries.

Section 4.  Dividends.  The holders of Class A-2 Preferred Shares shall be entitled to receive cumulative dividends at the rate of 5% of Liquidation Value in preference to the payment of dividends on any Junior Securities, when, as, and if declared by the Board.  Except with respect to dividends for which an adjustment is made pursuant to Section 8(b) hereof, no dividends will be paid on any Junior Securities until dividends have been declared and paid on Class A-2 Preferred Shares.  All holders of Class A Preferred Shares shall be pari passu with respect to their entitlement to receive dividends.  After payment of all dividends on Class A-2 Preferred Shares, the holders of Class A-2 Preferred Shares shall be entitled to participate, on an as converted basis, with the outstanding Common Stock as to any dividends payable on the Common Stock.  The date on which any share of Class A-2 Preferred Shares is initially issued by the Corporation (or its predecessor) shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.  Each certificate shall have a legend indicating the “date of issuance” for purposes of the dividend calculation referred to herein.  Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred Shares, such payment shall be distributed pro rata among the holders thereof based upon the number of Class A Preferred Shares held by each such holder.

Section 5.  Liquidation.  Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class A-2 Preferred Shares shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount equal to the greater of (i) the aggregate Liquidation Value of all Class A-2 Preferred Shares (plus all accrued and unpaid dividends thereon) held by such holder or (ii) the amount such holder of Class A-2 Preferred Shares would be entitled to receive if all Class A Preferred Shares were converted into Common Stock (the “Liquidation Amount”).  All holders of Class A Preferred Shares shall be pari passu with respect to their entitlement to receive their respective Liquidation Amounts.  If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Class A Preferred Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets available to be distributed to the Corporation’s Class A Preferred Shares stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Amount of the Class A Preferred Shares held by each such holder.  Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Class A Preferred Shares, but only to the extent of funds of the Corporation legally available for the payment of dividends.  Not less than sixty (60) days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class A Preferred Shares, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Class A Preferred Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

Section 6.  Voting Rights.  Subject to Section 7 below and the Shareholders’ Agreement, the holders of the Class A-2 Preferred Shares shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s Bylaws.  Except as otherwise required by applicable law, the holders of the Class A-2 Preferred Shares shall be entitled to vote on all matters submitted to the stockholders for a vote (whether at a meeting or by written consent) together with the holders of the Common Stock, Class A-1 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock, the Class A-8 5% Convertible Preferred Stock, the Class AA Convertible Preferred Stock, the Class AB Convertible Preferred Stock and any Subsequent Class A Shares, all voting together as a single class.  Each holder of shares of Class A-1 Preferred Shares, Class A-2 5% Convertible Preferred Stock, Class A-3 5% Convertible Preferred Stock, Class A-4 5% Convertible Preferred Stock, Class A-5 5% Convertible Preferred Stock, Class A-6 5% Convertible Preferred Stock, Class A-7 5% Convertible Preferred Stock, Class A-8 5% Convertible Preferred Stock, Class AA Convertible Preferred Stock, Class AB Convertible Preferred Stock and/or any Subsequent Class A Shares shall be entitled to a number of votes (rounded to the nearest whole number) equal to the number of shares of Common Stock into which such shares are convertible (pursuant to the conversion terms of the applicable class of stock as set forth in these Articles) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

Section 7.  Special Voting Rights.  The consent of the holders of at least two-thirds of the Class A-2 Preferred Shares, voting together as a single class, shall be required for any action that (a) authorizes or issues shares of any class of stock having any preference or priority superior to any preference or priority of the Class A-2 Preferred Shares (which shall not include the authorization or issuance of any Subsequent Class A Shares) or (b) changes the number of shares or class of stock into which the Class A-2 Preferred Shares is convertible.

Section 8.  Conversion.

(a)           Conversion Procedure.

(i)            At any time and from time to time, any holder of Class A-2 Preferred Shares may convert all or any portion of the Class A-2 Preferred Shares held by such holder into 1.8 shares of Common Stock per each share of Class A-2 Preferred Shares (which gives effect to the 0.8 for one stock dividend declared on the Common Stock on February 23, 2001).

(ii)           Except as otherwise provided herein, each conversion of Class A-2 Preferred Shares shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class A-2 Preferred Shares to be converted have been surrendered for conversion at the principal office of the Corporation.  At the time any such conversion has been effected, the rights of the holder of the shares converted as a holder of Class A-2 Preferred Shares shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(iii)         Notwithstanding any other provision hereof, if a conversion of Class A-2 Preferred Shares is to be made in connection with a Public Offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Class A-2 Preferred Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(iv)          As soon as possible after a conversion has been effected (but in any event within five (5) business days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:

(A)          a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(B)          payment in an amount equal to all accrued dividends with respect to each share converted which have not been paid prior thereto, plus the amount payable under subparagraph (ix) below with respect to such conversion; and

(C)          a certificate representing any Class A-2 Preferred Shares that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but that were not converted.

(v)            If for any reason the Corporation is unable to pay any portion of the accrued and unpaid dividends on Class A-2 Preferred Shares being converted, such dividends may, at the converting holder’s option, be converted into an additional number of shares of Common Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the fair market value of one share of Common Stock as determined in the reasonable good faith judgment of the Board.

(vi)          The issuance of certificates for shares of Common Stock upon conversion of Class A-2 Preferred Shares shall be made without charge to the holders of such Class A-2 Preferred Shares for any issuance tax in respect thereof or other cost incurred by the

Corporation in connection with such conversion and the related issuance of shares of Common Stock.  Upon conversion of each share of Class A-2 Preferred Shares, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(vii)         The Corporation shall not close its books against the transfer of Class A-2 Preferred Shares or of Common Stock issued or issuable upon conversion of Class A-2 Preferred Shares in any manner which interferes with the timely conversion of Class A-2 Preferred Shares.  The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class A-2 Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(viii)        The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Class A-2 Preferred Shares, such number of shares of Common Stock issuable upon the conversion of all outstanding Class A-2 Preferred Shares.  All shares of Common Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.  The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

(ix)          If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Class A-2 Preferred Shares, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the fair market value as determined in the reasonable good faith judgment of the Board of such fractional interest as of the date of conversion.

(b)           Subdivision or Combination of Common Stock.  If the Corporation at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the amount of Common Stock each holder of Class A-2 Preferred Shares is entitled to upon conversion shall be proportionately increased.  Conversely, if the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock into a smaller number of shares, the amount of Common Stock each holder of Class A-2 Preferred Shares is entitled to upon conversion shall be proportionately decreased.

(c)           Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case that is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common

Stock, is referred to herein as an “Organic Change.”  Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least two-thirds of the Class A-2 Preferred Shares then outstanding) to insure that each of the holders of Class A-2 Preferred Shares shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Class A-2 Preferred Shares, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class A-2 Preferred Shares immediately prior to such Organic Change.  In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least two-thirds of the Class A-2 Preferred Shares then outstanding) to insure that the provisions of this Section 8 hereof shall thereafter be applicable to the Class A-2 Preferred Shares (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Class A-2 Preferred Shares, if the value per share of common stock so reflected is less than the value of the Common Stock (as reasonably determined by the Board) in effect immediately prior to such consolidation, merger or sale).  The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of at least two-thirds of the Class A-2 Preferred Shares then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(d)           Mandatory Conversion.  The Corporation may at any time require the conversion of all of the outstanding Class A-2 Preferred Shares upon the closing of a firmly underwritten public offering of shares of Common Stock.

Section 9.  Registration of Transfer.  The Corporation shall keep at its principal office a register for the registration of Class A-2 Preferred Shares.  Upon the surrender of any certificate representing Class A-2 Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Class A-2 Preferred Shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of shares of Class A-2 Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A-2 Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Class A-2 Preferred Shares represented by the surrendered certificate.

Section 10.  Replacement.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Class A-2 Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such Class A-2 Preferred Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class A-2 Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 11.  Amendment and Waiver.  No amendment, modification or waiver shall be binding or effective with respect to this paragraph (b) of this Article Sixth hereof without the prior written consent of the holders of at least two-thirds of the Class A-2 Preferred Shares outstanding at the time such action is taken and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of at least the applicable percentage of the Class A-2 Preferred Shares then outstanding.

Section 12.  Notices.  Except as otherwise expressly provided hereunder, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this paragraph (b) of this Article Sixth shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or transmitted by facsimile or electronic mail (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section 12 as promptly as practicable thereafter).  Such notices, demands and other communications shall be addressed (i) in the case of a holder of Class A-2 Preferred Shares, to his address as is designated in writing from time to time by such holder, (ii) in the case of the Corporation, to its principal office.

(c)  Class A-3 5% Convertible Preferred Stock

Section 1.  Definitions.

The following are definitions as used in this paragraph (c) of Article Sixth:

“Change in Ownership” means any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation’s capital stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the holders of capital stock as of July 6, 1999 owning capital stock of Medical Device Manufacturing, Inc., a Colorado corporation, possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Class A Preferred Shares” means the Class A-1 Preferred Shares, the Class A-2 5% Convertible Preferred Stock, the Class A-3 Preferred Shares, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock, the Class A-8 5% Convertible

Preferred Stock, the Class AA Convertible Preferred Stock, the Class AB Convertible Preferred Stock and any Subsequent Class A Shares.

“Class C Preferred Shares” means the Class C Redeemable Preferred Stock.

“Common Stock” means the shares of the Corporation’s common stock, par value $.01 per share, authorized under these Articles.

“Fundamental Change” means:  (a) any sale or transfer of more than fifty percent (50%) of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business); and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Class A-3 Preferred Shares are not changed and the Class A-3 Preferred Shares are not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Junior Securities” means any capital stock or other equity securities of the Corporation other than Class A Preferred Shares and the Class C Preferred Shares.

“Liquidation Value” of any Class A-3 Preferred Share as of any particular date shall be equal to $18.90.

“Organic Change” shall have the meaning set forth in Section 8(c).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

“Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of July 6, 1999, as amended by the First Amendment to Shareholders’ Agreement dated May 31, 2000 and the Second Amendment to Shareholders’ Agreement dated February 24, 2003, by and among the Corporation, and certain other investors named therein, as may be further amended from time to time.

“Subsequent Class A Shares” means any duly authorized class or series of stock designated as Class A that (a) (i) has a per share purchase price equal to the per share liquidation value thereof (where the purchase price and liquidation value are as determined in the reasonable good faith judgment of the Board) or (ii) is issued in connection with bona fide debt financing and (b) (i) is otherwise identical with respect to priority, voting powers and conversion features and (ii) is otherwise identical or inferior with respect to dividend rights to the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 Preferred Shares, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock and the Class A-8 5% Convertible Preferred Stock.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Person.

Section 2.  Designation; Shares Authorized.  26,456 of the shares of preferred stock are hereby designated Class A-3 5% Convertible Preferred Stock (“Class A-3 Preferred Shares”).  Such number of shares may be decreased by resolution of the Board adopted and filed pursuant to applicable law; provided, that no such decrease shall reduce the number of authorized Class A-3 Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire Class A-3 Preferred Shares.

Section 3.  Priority. The Class A-3 Preferred Shares shall rank (i) prior to all of the shares of Junior Securities, (ii) pari passu with all Class A Preferred Shares, and (iii) subordinate to all of the Class C Preferred Shares.  In addition, so long as any Class A-3 Preferred Shares remain outstanding, without the prior written consent of the holders of two-thirds of the outstanding shares of Class A-3 Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities; provided that the Corporation may purchase, redeem, acquire or retire for value shares of Junior Securities held by current or former directors or officers of the Company or any of its Subsidiaries upon death, disability, retirement, termination of employment or pursuant to the terms of any plan or other agreement under which such Junior Securities were issued to the extent permitted by the terms of the credit facility or facilities of the Corporation or its Subsidiaries.

Section 4.  Dividends.  The holders of Class A-3 Preferred Shares shall be entitled to receive cumulative dividends at the rate of 5% of Liquidation Value in preference to the payment of dividends on any Junior Securities, when, as, and if declared by the Board.  Except with respect to dividends for which an adjustment is made pursuant to Section 8(b) hereof, no dividends will be paid on any Junior Securities until dividends have been declared and paid on Class A-3 Preferred Shares.  All holders of Class A Preferred Shares shall be pari passu with respect to their entitlement to receive dividends.  After payment of all dividends on Class A-3 Preferred Shares, the holders of Class A-3 Preferred Shares shall be entitled to participate, on an as converted basis, with the outstanding Common Stock as to any dividends payable on the Common Stock.  The date on which any share of Class A-3 Preferred Shares is initially issued by the

Corporation (or its predecessor) shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.  Each certificate shall have a legend indicating the “date of issuance” for purposes of the dividend calculation referred to herein.  Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred Shares, such payment shall be distributed pro rata among the holders thereof based upon the number of Class A Preferred Shares held by each such holder.

Section 5.  Liquidation.  Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class A-3 Preferred Shares shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount equal to the greater of (i) the aggregate Liquidation Value of all Class A-3 Preferred Shares (plus all accrued and unpaid dividends thereon) held by such holder or (ii) the amount such holder of Class A-3 Preferred Shares would be entitled to receive if all Class A Preferred Shares were converted into Common Stock (the “Liquidation Amount”).  All holders of Class A Preferred Shares shall be pari passu with respect to their entitlement to receive their respective Liquidation Amounts.  If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Class A Preferred Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets available to be distributed to the Corporation’s Class A Preferred Shares stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Amount of the Class A Preferred Shares held by each such holder.  Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Class A Preferred Shares, but only to the extent of funds of the Corporation legally available for the payment of dividends.  Not less than sixty (60) days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class A Preferred Shares, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Class A Preferred Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

Section 6.  Voting Rights.  Subject to Section 7 below and the Shareholders’ Agreement, the holders of the Class A-3 Preferred Shares shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s Bylaws.  Except as otherwise required by applicable law, the holders of the Class A-3 Preferred Shares shall be entitled to vote on all matters submitted to the stockholders for a vote (whether at a meeting or by written consent) together with the holders of the Common Stock, the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock, the Class A-8 5% Convertible Preferred Stock, the Class AA Convertible Preferred Stock, the Class AB Convertible Preferred Stock and any Subsequent Class A Shares, all voting together as a single class.  Each holder of shares of Class A-1 Preferred Shares, Class A-2 5% Convertible Preferred Stock, Class A-3 5% Convertible Preferred Stock, Class A-4 5% Convertible Preferred Stock, Class A-5 5% Convertible Preferred Stock, Class A-6 5% Convertible Preferred Stock, Class A-7 5% Convertible Preferred Stock,

Class A-8 5% Convertible Preferred Stock, Class AA Convertible Preferred Stock, Class AB Convertible Preferred Stock and/or any Subsequent Class A Shares shall be entitled to a number of votes (rounded to the nearest whole number) equal to the number of shares of Common Stock into which such shares are convertible (pursuant to the conversion terms of the applicable class of stock as set forth in these Articles) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

Section 7.  Special Voting Rights.  The consent of the holders of at least two-thirds of the Class A-3 Preferred Shares, voting together as a single class, shall be required for any action that (a) authorizes or issues shares of any class of stock having any preference or priority superior to any preference or priority of the Class A-3 Preferred Shares (which shall not include the authorization or issuance of any Subsequent Class A Shares) or (b) changes the number of shares or class of stock into which the Class A-3 Preferred Shares is convertible.

Section 8.  Conversion.

(a)           Conversion Procedure.

(i)            At any time and from time to time, any holder of Class A-3 Preferred Shares may convert all or any portion of the Class A-3 Preferred Shares held by such holder into 1.8 shares of Common Stock per each share of Class A-3 Preferred Shares (which gives effect to the 0.8 for one stock dividend declared on the Common Stock on February 23, 2001).

(ii)           Except as otherwise provided herein, each conversion of Class A-3 Preferred Shares shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class A-3 Preferred Shares to be converted have been surrendered for conversion at the principal office of the Corporation.  At the time any such conversion has been effected, the rights of the holder of the shares converted as a holder of Class A-3 Preferred Shares shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(iii)         Notwithstanding any other provision hereof, if a conversion of Class A-3 Preferred Shares is to be made in connection with a Public Offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Class A-3 Preferred Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(iv)          As soon as possible after a conversion has been effected (but in any event within five (5) business days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:

(A)          a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(B)          payment in an amount equal to all accrued dividends with respect to each share converted which have not been paid prior thereto, plus the amount payable under subparagraph (ix) below with respect to such conversion; and

(C)          a certificate representing any Class A-3 Preferred Shares that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but that were not converted.

(v)            If for any reason the Corporation is unable to pay any portion of the accrued and unpaid dividends on Class A-3 Preferred Shares being converted, such dividends may, at the converting holder’s option, be converted into an additional number of shares of Common Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the fair market value of one share of Common Stock as determined in the reasonable good faith judgment of the Board.

(vi)          The issuance of certificates for shares of Common Stock upon conversion of Class A-3 Preferred Shares shall be made without charge to the holders of such Class A-3 Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.  Upon conversion of each share of Class A-3 Preferred Shares, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(vii)         The Corporation shall not close its books against the transfer of Class A-3 Preferred Shares or of Common Stock issued or issuable upon conversion of Class A-3 Preferred Shares in any manner which interferes with the timely conversion of Class A-3 Preferred Shares.  The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class A-3 Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(viii)        The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Class A-3 Preferred Shares, such number of shares of Common Stock issuable upon the conversion of all outstanding Class A-3 Preferred Shares.  All shares of Common Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.  The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

(ix)          If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Class A-3 Preferred Shares, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the fair market value as determined in the reasonable good faith judgment of the Board of such fractional interest as of the date of conversion.

(b)           Subdivision or Combination of Common Stock.  If the Corporation at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the amount of Common Stock each holder of Class A-3 Preferred Shares is entitled to upon conversion shall be proportionately increased.  Conversely, if the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock into a smaller number of shares, the amount of Common Stock each holder of Class A-3 Preferred Shares is entitled to upon conversion shall be proportionately decreased.

(c)           Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case that is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change.”  Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least two-thirds of the Class A-3 Preferred Shares then outstanding) to insure that each of the holders of Class A-3 Preferred Shares shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Class A-3 Preferred Shares, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class A-3 Preferred Shares immediately prior to such Organic Change.  In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least two-thirds of the Class A-3 Preferred Shares then outstanding) to insure that the provisions of this Section 8 hereof shall thereafter be applicable to the Class A-3 Preferred Shares (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Class A-3 Preferred Shares, if the value per share of common stock so reflected is less than the value of the Common Stock (as reasonably determined by the Board) in effect immediately prior to such consolidation, merger or sale).  The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of at least two-thirds of the Class A-3 Preferred Shares then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(d)           Mandatory Conversion.  The Corporation may at any time require the conversion of all of the outstanding Class A-3 Preferred Shares upon the closing of a firmly underwritten public offering of shares of Common Stock.

Section 9.  Registration of Transfer.  The Corporation shall keep at its principal office a register for the registration of Class A-3 Preferred Shares.  Upon the surrender of any certificate representing Class A-3 Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Class A-3 Preferred Shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of shares of Class A-3 Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A-3 Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Class A-3 Preferred Shares represented by the surrendered certificate.

Section 10.  Replacement.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Class A-3 Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such Class A-3 Preferred Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class A-3 Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 11.  Amendment and Waiver.  No amendment, modification or waiver shall be binding or effective with respect to this paragraph (c) of this Article Sixth hereof without the prior written consent of the holders of at least two-thirds of the Class A-3 Preferred Shares outstanding at the time such action is taken and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of at least the applicable percentage of the Class A-3 Preferred Shares then outstanding.

Section 12.  Notices.  Except as otherwise expressly provided hereunder, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this paragraph (c) of this Article Sixth shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or transmitted by facsimile or electronic mail (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section 12 as promptly as practicable thereafter).  Such notices, demands and other communications shall be addressed (i) in the case of a holder of Class A-3 Preferred Shares, to his address as is designated in writing from time to time by such holder, (ii) in the case of the Corporation, to its principal office.

(d)  Class A-4 5% Convertible Preferred Stock

Section 1.  Definitions.

The following are definitions as used in this paragraph (d) of Article Sixth:

“Change in Ownership” means any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation’s capital stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the holders of capital stock as of July 6, 1999 owning capital stock of Medical Device Manufacturing, Inc., a Colorado corporation, possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Class A Preferred Shares” means the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 Preferred Shares, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock, the Class A-8 5% Convertible Preferred Stock, the Class AA Convertible Preferred Stock, the Class AB Convertible Preferred Stock and any Subsequent Class A Shares.

“Class C Preferred Shares” means the Class C Redeemable Preferred Stock.

“Common Stock” means the shares of the Corporation’s common stock, par value $.01 per share, authorized under these Articles.

“Fundamental Change” means:  (a) any sale or transfer of more than fifty percent (50%) of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business); and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Class A-4 Preferred Shares are not changed and the Class A-4 Preferred Shares are not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Junior Securities” means any capital stock or other equity securities of the Corporation other than Class A Preferred Shares and the Class C Preferred Shares.

“Liquidation Value” of any Class A-4 Preferred Share as of any particular date shall be equal to $16.00.

“Organic Change” shall have the meaning set forth in Section 8(c).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

“Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of July 6, 1999, as amended by the First Amendment to Shareholders’ Agreement dated May 31, 2000 and the Second Amendment to Shareholders’ Agreement dated February 24, 2003, by and among the Corporation, and certain other investors named therein, as may be further amended from time to time.

“Subsequent Class A Shares” means any duly authorized class or series of stock designated as Class A that (a) (i) has a per share purchase price equal to the per share liquidation value thereof (where the purchase price and liquidation value are as determined in the reasonable good faith judgment of the Board) or (ii) is issued in connection with bona fide debt financing and (b) (i) is otherwise identical with respect to priority, voting powers and conversion features and (ii) is otherwise identical or inferior with respect to dividend rights to the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 Preferred Shares, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock and the Class A-8 5% Convertible Preferred Stock.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Person.

Section 2.  Designation; Shares Authorized.  6,250,000 of the shares of preferred stock are hereby designated Class A-4 5% Convertible Preferred Stock (“Class A-4 Preferred Shares”).  Such number of shares may be decreased by resolution of the Board adopted and filed pursuant to applicable law; provided, that no such decrease shall reduce the number of authorized Class A-4 Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire Class A-4 Preferred Shares.

Section 3.  Priority.  The Class A-4 Preferred Shares shall rank (i) prior to all of the shares of Junior Securities, (ii) pari passu with all Class A Preferred Shares, and (iii) subordinate to all of the Class C Preferred Shares.  In addition, so long as any Class A-4 Preferred Shares remain outstanding, without the prior written consent of the holders of two-thirds of the outstanding shares of Class A-4 Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities; provided that the Corporation may purchase, redeem, acquire or retire for value shares of Junior Securities held by current or former directors or officers of the Company or any of its Subsidiaries upon death, disability, retirement, termination of employment or pursuant to the terms of any plan or other agreement under which such Junior Securities were issued to the extent permitted by the terms of the credit facility or facilities of the Corporation or its Subsidiaries.

Section 4.  Dividends.  The holders of Class A-4 Preferred Shares shall be entitled to receive cumulative dividends at the rate of 5% of Liquidation Value in preference to the payment of dividends on any Junior Securities, when, as, and if declared by the Board.  Except with respect to dividends for which an adjustment is made pursuant to Section 8(b) hereof, no dividends will be paid on any Junior Securities until dividends have been declared and paid on Class A-4 Preferred Shares.  All holders of Class A Preferred Shares shall be pari passu with respect to their entitlement to receive dividends.  After payment of all dividends on Class A-4 Preferred Shares, the holders of Class A-4 Preferred Shares shall be entitled to participate, on an as converted basis, with the outstanding Common Stock as to any dividends payable on the Common Stock.  The date on which any share of Class A-4 Preferred Shares is initially issued by the Corporation (or its predecessor) shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.  Each certificate shall have a legend indicating the “date of issuance” for purposes of the dividend calculation referred to herein.  Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred Shares, such payment shall be distributed pro rata among the holders thereof based upon the number of Class A Preferred Shares held by each such holder.

Section 5.  Liquidation.  Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class A-4 Preferred Shares shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount equal to the greater of (i) the aggregate Liquidation Value of all Class A-4 Preferred Shares (plus all accrued and unpaid dividends thereon) held by such holder or (ii) the amount such holder of Class A-4 Preferred Shares would be entitled to receive if all Class A Preferred Shares were converted into Common Stock (the “Liquidation Amount”).  All holders of Class A Preferred Shares shall be pari passu with respect to their entitlement to receive their respective Liquidation Amounts.  If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Class A Preferred Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets available to be distributed to the Corporation’s Class A Preferred Shares stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Amount of the Class A Preferred Shares held by each such holder.  Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Class A Preferred Shares, but only to the extent of funds of the Corporation legally available for the payment of dividends.  Not less than sixty (60) days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class A Preferred Shares, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Class A Preferred Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

Section 6.  Voting Rights.  Subject to Section 7 below and the Shareholders’ Agreement, the holders of the Class A-4 Preferred Shares shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s Bylaws.  Except as otherwise required by applicable law, the holders of the Class A-4 Preferred Shares shall be entitled to vote on all matters submitted to the stockholders for a vote (whether at a meeting or by written consent) together with the holders of the Common Stock, the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock, the Class A-8 5% Convertible Preferred Stock, the Class AA Convertible Preferred Stock, the Class AB Convertible Preferred Stock and any Subsequent Class A Shares, all voting together as a single class.  Each holder of shares of Class A-1 Preferred Shares, Class A-2 5% Convertible Preferred Stock, Class A-3 5% Convertible Preferred Stock, Class A-4 5% Convertible Preferred Stock, Class A-5 5% Convertible Preferred Stock, Class A-6 5% Convertible Preferred Stock, Class A-7 5% Convertible Preferred Stock, Class A-8 5% Convertible Preferred Stock, Class AA Convertible Preferred Stock, Class AB Convertible Preferred Stock and/or any Subsequent Class A Shares shall be entitled to a number of votes (rounded to the nearest whole number) equal to the number of shares of Common Stock into which such shares are convertible (pursuant to the conversion terms of the applicable class of stock as set forth in these Articles) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

Section 7.  Special Voting Rights.  The consent of the holders of at least two-thirds of the Class A-4 Preferred Shares, voting together as a single class, shall be required for any action that (a) authorizes or issues shares of any class of stock having any preference or priority superior to any preference or priority of the Class A-4 Preferred Shares (which shall not include the authorization or issuance of any Subsequent Class A Shares) or (b) changes the number of shares or class of stock into which the Class A-4 Preferred Shares is convertible.

Section 8.  Conversion.

(a)           Conversion Procedure.

(i)            At any time and from time to time, any holder of Class A-4 Preferred Shares may convert all or any portion of the Class A-4 Preferred Shares held by such holder into 1.8 shares of Common Stock per each share of Class A-4 Preferred Shares (which gives effect to the 0.8 for one stock dividend declared on the Common Stock on February 23, 2001).

(ii)           Except as otherwise provided herein, each conversion of Class A-4 Preferred Shares shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class A-4 Preferred Shares to be converted have been surrendered for conversion at the principal office of the Corporation.  At the time any such conversion has been effected, the rights of the holder of the shares converted as a holder of Class A-4 Preferred Shares shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(iii)         Notwithstanding any other provision hereof, if a conversion of Class A-4 Preferred Shares is to be made in connection with a Public Offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Class A-4 Preferred Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(iv)          As soon as possible after a conversion has been effected (but in any event within five (5) business days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:

(A)          a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(B)          payment in an amount equal to all accrued dividends with respect to each share converted which have not been paid prior thereto, plus the amount payable under subparagraph (ix) below with respect to such conversion; and

(C)          a certificate representing any Class A-4 Preferred Shares that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but that were not converted.

(v)            If for any reason the Corporation is unable to pay any portion of the accrued and unpaid dividends on Class A-4 Preferred Shares being converted, such dividends may, at the converting holder’s option, be converted into an additional number of shares of Common Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the fair market value of one share of Common Stock as determined in the reasonable good faith judgment of the Board.

(vi)          The issuance of certificates for shares of Common Stock upon conversion of Class A-4 Preferred Shares shall be made without charge to the holders of such Class A-4 Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.  Upon conversion of each share of Class A-4 Preferred Shares, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(vii)         The Corporation shall not close its books against the transfer of Class A-4 Preferred Shares or of Common Stock issued or issuable upon conversion of Class A-4 Preferred Shares in any manner which interferes with the timely conversion of Class A-4 Preferred Shares.  The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class A-4 Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(viii)        The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Class A-4 Preferred Shares, such number of shares of Common Stock issuable upon the conversion of all outstanding Class A-4 Preferred Shares.  All shares of Common Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.  The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

(ix)          If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Class A-4 Preferred Shares, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the fair market value as determined in the reasonable good faith judgment of the Board of such fractional interest as of the date of conversion.

(b)           Subdivision or Combination of Common Stock.  If the Corporation at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the amount of Common Stock each holder of Class A-4 Preferred Shares is entitled to upon conversion shall be proportionately increased.  Conversely, if the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock into a smaller number of shares, the amount of Common Stock each holder of Class A-4 Preferred Shares is entitled to upon conversion shall be proportionately decreased.

(c)           Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case that is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change.”  Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least two-thirds of the Class A-4 Preferred Shares then outstanding)

to insure that each of the holders of Class A-4 Preferred Shares shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Class A-4 Preferred Shares, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class A-4 Preferred Shares immediately prior to such Organic Change.  In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least two-thirds of the Class A-4 Preferred Shares then outstanding) to insure that the provisions of this Section 8 hereof shall thereafter be applicable to the Class A-4 Preferred Shares (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Class A-4 Preferred Shares, if the value per share of common stock so reflected is less than the value of the Common Stock (as reasonably determined by the Board) in effect immediately prior to such consolidation, merger or sale).  The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of at least two-thirds of the Class A-4 Preferred Shares then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(d)           Mandatory Conversion.  The Corporation may at any time require the conversion of all of the outstanding Class A-4 Preferred Shares upon the closing of a firmly underwritten public offering of shares of Common Stock.

Section 9.  Registration of Transfer.  The Corporation shall keep at its principal office a register for the registration of Class A-4 Preferred Shares.  Upon the surrender of any certificate representing Class A-4 Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Class A-4 Preferred Shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of shares of Class A-4 Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A-4 Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Class A-4 Preferred Shares represented by the surrendered certificate.

Section 10.  Replacement.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Class A-4 Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such Class A-4 Preferred Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class A-4 Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 11.  Amendment and Waiver.  No amendment, modification or waiver shall be binding or effective with respect to this paragraph (d) of this Article Sixth hereof without the prior written consent of the holders of at least two-thirds of the Class A-4 Preferred Shares outstanding at the time such action is taken and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of at least the applicable percentage of the Class A-4 Preferred Shares then outstanding.

Section 12.  Notices.  Except as otherwise expressly provided hereunder, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this paragraph (d) of this Article Sixth shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or transmitted by facsimile or electronic mail (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section 12 as promptly as practicable thereafter).  Such notices, demands and other communications shall be addressed (i) in the case of a holder of Class A-4 Preferred Shares, to his address as is designated in writing from time to time by such holder, (ii) in the case of the Corporation, to its principal office.

(e)  Class A-5 5% Convertible Preferred Stock

Section 1.  Definitions.

The following are definitions as used in this paragraph (e) of Article Sixth:

“Change in Ownership” means any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation’s capital stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the holders of capital stock as of July 6, 1999 owning capital stock of Medical Device Manufacturing, Inc., a Colorado corporation, possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Class A Preferred Shares” means the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 Preferred Shares, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock, the Class A-8 5% Convertible Preferred Stock, the Class AA Convertible Preferred Stock, the Class AB Convertible Preferred Stock and any Subsequent Class A Shares.

“Class C Preferred Shares” means the Class C Redeemable Preferred Stock.

“Common Stock” means the shares of the Corporation’s common stock, par value $.01 per share, authorized under these Articles.

“Fundamental Change” means:  (a) any sale or transfer of more than fifty percent (50%) of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business); and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Class A-5 Preferred Shares are not changed and the Class A-5 Preferred Shares are not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Junior Securities” means any capital stock or other equity securities of the Corporation other than Class A Preferred Shares and the Class C Preferred Shares.

“Liquidation Value” of any Class A-5 Preferred Share as of any particular date shall be equal to $16.00.

“Organic Change” shall have the meaning set forth in Section 8(c).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

“Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of July 6, 1999, as amended by the First Amendment to Shareholders’ Agreement dated May 31, 2000 and the Second Amendment to Shareholders’ Agreement dated February 24, 2003, by and among the Corporation, and certain other investors named therein, as may be further amended from time to time.

“Subsequent Class A Shares” means any duly authorized class or series of stock designated as Class A that (a) (i) has a per share purchase price equal to the per share liquidation value thereof (where the purchase price and liquidation value are as determined in the reasonable good faith judgment of the Board) or (ii) is issued in connection with bona fide debt financing and

(b) (i) is otherwise identical with respect to priority, voting powers and conversion features and (ii) is otherwise identical or inferior with respect to dividend rights to the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 Preferred Shares, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock and the Class A-8 5% Convertible Preferred Stock.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Person.

Section 2.  Designation; Shares Authorized.  1,500,000 of the shares of preferred stock are hereby designated Class A-5 5% Convertible Preferred Stock (“Class A-5 Preferred Shares”).  Such number of shares may be decreased by resolution of the Board adopted and filed pursuant to applicable law; provided, that no such decrease shall reduce the number of authorized Class A-5 Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire Class A-5 Preferred Shares.

Section 3.  Priority.  The Class A-5 Preferred Shares shall rank (i) prior to all of the shares of Junior Securities, (ii) pari passu with all Class A Preferred Shares, and (iii) subordinate to all of the Class C Preferred Shares.  In addition, so long as any Class A-5 Preferred Shares remain outstanding, without the prior written consent of the holders of two-thirds of the outstanding shares of Class A-5 Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities; provided that the Corporation may purchase, redeem, acquire or retire for value shares of Junior Securities held by current or former directors or officers of the Company or any of its Subsidiaries upon death, disability, retirement, termination of employment or pursuant to the terms of any plan or other agreement under which such Junior Securities were issued to the extent permitted by the terms of the credit facility or facilities of the Corporation or its Subsidiaries.

Section 4.  Dividends.  The holders of Class A-5 Preferred Shares shall be entitled to receive cumulative dividends at the rate of 5% of Liquidation Value in preference to the payment of dividends on any Junior Securities, when, as, and if declared by the Board.  Except with respect to dividends for which an adjustment is made pursuant to Section 8(b) hereof, no dividends will be paid on any Junior Securities until dividends have been declared and paid on Class A-5 Preferred Shares.  All holders of Class A Preferred Shares shall be pari passu with respect to their entitlement to receive dividends.  After payment of all dividends on Class A-5 Preferred Shares, the holders of Class A-5 Preferred Shares shall be entitled to participate, on an as converted basis, with the outstanding Common Stock as to any dividends payable on the Common Stock.  The date on which any share of Class A-5 Preferred Shares is initially issued by the Corporation (or its predecessor) shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.  Each certificate shall have a legend indicating the “date of issuance” for purposes of the dividend calculation referred to herein.  Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred Shares, such payment shall be distributed pro rata among the holders thereof based upon the number of Class A Preferred Shares held by each such holder.

Section 5.  Liquidation.  Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class A-5 Preferred Shares shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount equal to the greater of (i) the aggregate Liquidation Value of all Class A-5 Preferred Shares (plus all accrued and unpaid dividends thereon) held by such holder or (ii) the amount such holder of Class A-5 Preferred Shares would be entitled to receive if all Class A Preferred Shares were converted into Common Stock (the “Liquidation Amount”).  All holders of Class A Preferred Shares shall be pari passu with respect to their entitlement to receive their respective Liquidation Amounts.  If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Class A Preferred Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets available to be distributed to the Corporation’s Class A Preferred Shares stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Amount of the Class A Preferred Shares held by each such holder.  Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Class A Preferred Shares, but only to the extent of funds of the Corporation legally available for the payment of dividends.  Not less than sixty (60) days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class A Preferred Shares, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Class A Preferred Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

Section 6.  Voting Rights.  Subject to Section 7 below and the Shareholders’ Agreement, the holders of the Class A-5 Preferred Shares shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s Bylaws.  Except as otherwise required by applicable law, the holders of the Class A-5 Preferred Shares shall be entitled to vote on all matters submitted to the stockholders for a vote (whether at a meeting or by written consent) together with the holders of the Common Stock, the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock, the Class A-8 5% Convertible Preferred Stock, the Class AA Convertible Preferred Stock, the Class AB Convertible Preferred Stock and any Subsequent Class A Shares, all voting together as a single class.  Each holder of shares of Class A-1 Preferred Shares, Class A-2 5% Convertible Preferred Stock, Class A-3 5% Convertible Preferred Stock, Class A-4 5% Convertible Preferred Stock, Class A-5 5% Convertible Preferred Stock, Class A-6 5% Convertible Preferred Stock, Class A-7 5% Convertible Preferred Stock, Class A-8 5% Convertible Preferred Stock, Class AA Convertible Preferred Stock, Class AB Convertible Preferred Stock and/or any Subsequent Class A Shares shall be entitled to a number of votes (rounded to the nearest whole number) equal to the number of shares of Common Stock into which such shares are convertible (pursuant to the conversion terms of the applicable class of stock as set forth in these Articles) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

Section 7.  Special Voting Rights.  The consent of the holders of at least two-thirds of the Class A-5 Preferred Shares, voting together as a single class, shall be required for any action that (a) authorizes or issues shares of any class of stock having any preference or priority superior to any preference or priority of the Class A-5 Preferred Shares (which shall not include the authorization or issuance of any Subsequent Class A Shares) or (b) changes the number of shares or class of stock into which the Class A-5 Preferred Shares is convertible.

Section 8.  Conversion.

(a)           Conversion Procedure.

(i)            At any time and from time to time, any holder of Class A-5 Preferred Shares may convert all or any portion of the Class A-5 Preferred Shares held by such holder into 1.8 shares of Common Stock per each share of Class A-5 Preferred Shares (which gives effect to the 0.8 for one stock dividend declared on the Common Stock on February 23, 2001).

(ii)           Except as otherwise provided herein, each conversion of Class A-5 Preferred Shares shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class A-5 Preferred Shares to be converted have been surrendered for conversion at the principal office of the Corporation.  At the time any such conversion has been effected, the rights of the holder of the shares converted as a holder of Class A-5 Preferred Shares shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(iii)         Notwithstanding any other provision hereof, if a conversion of Class A-5 Preferred Shares is to be made in connection with a Public Offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Class A-5 Preferred Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(iv)          As soon as possible after a conversion has been effected (but in any event within five (5) business days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:

(A)          a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(B)          payment in an amount equal to all accrued dividends with respect to each share converted which have not been paid prior thereto, plus the amount payable under subparagraph (ix) below with respect to such conversion; and

(C)          a certificate representing any Class A-5 Preferred Shares that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but that were not converted.

(v)            If for any reason the Corporation is unable to pay any portion of the accrued and unpaid dividends on Class A-5 Preferred Shares being converted, such dividends may, at the converting holder’s option, be converted into an additional number of shares of Common Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the fair market value of one share of Common Stock as determined in the reasonable good faith judgment of the Board.

(vi)          The issuance of certificates for shares of Common Stock upon conversion of Class A-5 Preferred Shares shall be made without charge to the holders of such Class A-5 Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.  Upon conversion of each share of Class A-5 Preferred Shares, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(vii)         The Corporation shall not close its books against the transfer of Class A-5 Preferred Shares or of Common Stock issued or issuable upon conversion of Class A-5 Preferred Shares in any manner which interferes with the timely conversion of Class A-5 Preferred Shares.  The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class A-5 Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(viii)        The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Class A-5 Preferred Shares, such number of shares of Common Stock issuable upon the conversion of all outstanding Class A-5 Preferred Shares.  All shares of Common Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.  The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

(ix)          If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Class A-5

Preferred Shares, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the fair market value as determined in the reasonable good faith judgment of the Board of such fractional interest as of the date of conversion.

(b)           Subdivision or Combination of Common Stock.  If the Corporation at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the amount of Common Stock each holder of Class A-5 Preferred Shares is entitled to upon conversion shall be proportionately increased.  Conversely, if the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock into a smaller number of shares, the amount of Common Stock each holder of Class A-5 Preferred Shares is entitled to upon conversion shall be proportionately decreased.

(c)           Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case that is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change.”  Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least two-thirds of the Class A-5 Preferred Shares then outstanding) to insure that each of the holders of Class A-5 Preferred Shares shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Class A-5 Preferred Shares, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class A-5 Preferred Shares immediately prior to such Organic Change.  In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least two-thirds of the Class A-5 Preferred Shares then outstanding) to insure that the provisions of this Section 8 hereof shall thereafter be applicable to the Class A-5 Preferred Shares (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Class A-5 Preferred Shares, if the value per share of common stock so reflected is less than the value of the Common Stock (as reasonably determined by the Board) in effect immediately prior to such consolidation, merger or sale).  The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of at least two-thirds of the Class A-5 Preferred Shares then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(d)           Mandatory Conversion.  The Corporation may at any time require the conversion of all of the outstanding Class A-5 Preferred Shares upon the closing of a firmly underwritten public offering of shares of Common Stock.

Section 9.  Registration of Transfer.  The Corporation shall keep at its principal office a register for the registration of Class A-5 Preferred Shares.  Upon the surrender of any certificate representing Class A-5 Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Class A-5 Preferred Shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of shares of Class A-5 Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A-5 Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Class A-5 Preferred Shares represented by the surrendered certificate.

Section 10.  Replacement.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Class A-5 Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such Class A-5 Preferred Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class A-5 Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 11.  Amendment and Waiver.  No amendment, modification or waiver shall be binding or effective with respect to this paragraph (e) of this Article Sixth hereof without the prior written consent of the holders of at least two-thirds of the Class A-5 Preferred Shares outstanding at the time such action is taken and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of at least the applicable percentage of the Class A-5 Preferred Shares then outstanding.

Section 12.  Notices.  Except as otherwise expressly provided hereunder, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this paragraph (e) of this Article Sixth shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or transmitted by facsimile or electronic mail (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section 12 as promptly as practicable thereafter).  Such notices, demands and other communications shall be addressed (i) in the case of a holder of Class A-5 Preferred Shares, to his address as is designated in writing from time to time by such holder, (ii) in the case of the Corporation, to its principal office.

(f)  Class A-6 5% Convertible Preferred Stock

Section 1.  Definitions.

The following are definitions as used in this paragraph (f) of Article Sixth:

“Change in Ownership” means any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation’s capital stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the holders of capital stock as of July 6, 1999 owning capital stock of Medical Device Manufacturing, Inc., a Colorado corporation, possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Class A Preferred Shares” means the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 Preferred Shares, the Class A-7 5% Convertible Preferred Stock, the Class A-8 5% Convertible Preferred Stock, the Class AA Convertible Preferred Stock, the Class AB Convertible Preferred Stock and any Subsequent Class A Shares.

“Class C Preferred Shares” means the Class C Redeemable Preferred Stock.

“Common Stock” means the shares of the Corporation’s common stock, par value $.01 per share, authorized under these Articles.

“Fundamental Change” means:  (a) any sale or transfer of more than fifty percent (50%) of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business); and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Class A-6 Preferred Shares are not changed and the Class A-6 Preferred Shares are not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Junior Securities” means any capital stock or other equity securities of the Corporation other than Class A Preferred Shares and the Class C Preferred Shares.

“Liquidation Value” of any Class A-6 Preferred Share as of any particular date shall be equal to $16.50.

“Organic Change” shall have the meaning set forth in Section 8(c).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

“Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of July 6, 1999, as amended by the First Amendment to Shareholders’ Agreement dated May 31, 2000 and the Second Amendment to Shareholders’ Agreement dated February 24, 2003, by and among the Corporation, and certain other investors named therein, as may be further amended from time to time.

“Subsequent Class A Shares” means any duly authorized class or series of stock designated as Class A that (a) (i) has a per share purchase price equal to the per share liquidation value thereof (where the purchase price and liquidation value are as determined in the reasonable good faith judgment of the Board) or (ii) is issued in connection with bona fide debt financing and (b) (i) is otherwise identical with respect to priority, voting powers and conversion features and (ii) is otherwise identical or inferior with respect to dividend rights to the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 Preferred Shares, the Class A-7 5% Convertible Preferred Stock and the Class A-8 5% Convertible Preferred Stock.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Person.

Section 2.  Designation; Shares Authorized.  300,000 of the shares of preferred stock are hereby designated Class A-6 5% Convertible Preferred Stock (“Class A-6 Preferred Shares”).  Such number of shares may be decreased by resolution of the Board adopted and filed pursuant to applicable law; provided, that no such decrease shall reduce the number of authorized Class A-6 Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire Class A-6 Preferred Shares.

Section 3.  Priority.  The Class A-6 Preferred Shares shall rank (i) prior to all of the shares of Junior Securities, (ii) pari passu with all Class A Preferred Shares, and (iii) subordinate to all of the Class C Preferred Shares.  In addition, so long as any Class A-6 Preferred Shares remain outstanding, without the prior written consent of the holders of two-thirds of the outstanding shares of Class A-6 Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities;

provided that the Corporation may purchase, redeem, acquire or retire for value shares of Junior Securities held by current or former directors or officers of the Company or any of its Subsidiaries upon death, disability, retirement, termination of employment or pursuant to the terms of any plan or other agreement under which such Junior Securities were issued to the extent permitted by the terms of the credit facility or facilities of the Corporation or its Subsidiaries.

Section 4.  Dividends.  The holders of Class A-6 Preferred Shares shall be entitled to receive cumulative dividends at the rate of 5% of Liquidation Value in preference to the payment of dividends on any Junior Securities, when, as, and if declared by the Board.  Except with respect to dividends for which an adjustment is made pursuant to Section 8(b) hereof, no dividends will be paid on any Junior Securities until dividends have been declared and paid on Class A-6 Preferred Shares.  All holders of Class A Preferred Shares shall be pari passu with respect to their entitlement to receive dividends.  After payment of all dividends on Class A-6 Preferred Shares, the holders of Class A-6 Preferred Shares shall be entitled to participate, on an as converted basis, with the outstanding Common Stock as to any dividends payable on the Common Stock.  The date on which any share of Class A-6 Preferred Shares is initially issued by the Corporation (or its predecessor) shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.  Each certificate shall have a legend indicating the “date of issuance” for purposes of the dividend calculation referred to herein.  Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred Shares, such payment shall be distributed pro rata among the holders thereof based upon the number of Class A Preferred Shares held by each such holder.

Section 5.  Liquidation.  Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class A-6 Preferred Shares shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount equal to the greater of (i) the aggregate Liquidation Value of all Class A-6 Preferred Shares (plus all accrued and unpaid dividends thereon) held by such holder or (ii) the amount such holder of Class A-6 Preferred Shares would be entitled to receive if all Class A Preferred Shares were converted into Common Stock (the “Liquidation Amount”).  All holders of Class A Preferred Shares shall be pari passu with respect to their entitlement to receive their respective Liquidation Amounts.  If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Class A Preferred Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets available to be distributed to the Corporation’s Class A Preferred Shares stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Amount of the Class A Preferred Shares held by each such holder.  Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Class A Preferred Shares, but only to the extent of funds of the Corporation legally available for the payment of dividends.  Not less than sixty (60) days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class A Preferred Shares, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Class A

Preferred Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

Section 6.  Voting Rights.  Subject to Section 7 below and the Shareholders’ Agreement, the holders of the Class A-6 Preferred Shares shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s Bylaws.  Except as otherwise required by applicable law, the holders of the Class A-6 Preferred Shares shall be entitled to vote on all matters submitted to the stockholders for a vote (whether at a meeting or by written consent) together with the holders of the Common Stock, the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock, the Class A-8 5% Convertible Preferred Stock, the Class AA Convertible Preferred Stock, the Class AB Convertible Preferred Stock and any Subsequent Class A Shares, all voting together as a single class.  Each holder of shares of Class A-1 Preferred Shares, Class A-2 5% Convertible Preferred Stock, Class A-3 5% Convertible Preferred Stock, Class A-4 5% Convertible Preferred Stock, Class A-5 5% Convertible Preferred Stock, Class A-6 5% Convertible Preferred Stock, Class A-7 5% Convertible Preferred Stock, Class A-8 5% Convertible Preferred Stock, Class AA Convertible Preferred Stock, Class AB Convertible Preferred Stock and/or any Subsequent Class A Shares shall be entitled to a number of votes (rounded to the nearest whole number) equal to the number of shares of Common Stock into which such shares are convertible (pursuant to the conversion terms of the applicable class of stock as set forth in these Articles) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

Section 7.  Special Voting Rights.  The consent of the holders of at least two-thirds of the Class A-6 Preferred Shares, voting together as a single class, shall be required for any action that (a) authorizes or issues shares of any class of stock having any preference or priority superior to any preference or priority of the Class A-6 Preferred Shares (which shall not include the authorization or issuance of any Subsequent Class A Shares) or (b) changes the number of shares or class of stock into which the Class A-6 Preferred Shares is convertible.

Section 8.  Conversion.

(a)           Conversion Procedure.

(i)            At any time and from time to time, any holder of Class A-6 Preferred Shares may convert all or any portion of the Class A-6 Preferred Shares held by such holder into 1.8 shares of Common Stock per each share of Class A-6 Preferred Shares.

(ii)           Except as otherwise provided herein, each conversion of Class A-6 Preferred Shares shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class A-6 Preferred Shares to be converted have been surrendered for conversion at the principal office of the Corporation.  At the time any such conversion has been effected, the rights of the holder of the shares converted as a holder of Class A-6 Preferred Shares shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(iii)         Notwithstanding any other provision hereof, if a conversion of Class A-6 Preferred Shares is to be made in connection with a Public Offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Class A-6 Preferred Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(iv)          As soon as possible after a conversion has been effected (but in any event within five (5) business days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:

(A)          a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(B)          payment in an amount equal to all accrued dividends with respect to each share converted which have not been paid prior thereto, plus the amount payable under subparagraph (ix) below with respect to such conversion; and

(C)          a certificate representing any Class A-6 Preferred Shares that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but that were not converted.

(v)            If for any reason the Corporation is unable to pay any portion of the accrued and unpaid dividends on Class A-6 Preferred Shares being converted, such dividends may, at the converting holder’s option, be converted into an additional number of shares of Common Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the fair market value of one share of Common Stock as determined in the reasonable good faith judgment of the Board.

(vi)          The issuance of certificates for shares of Common Stock upon conversion of Class A-6 Preferred Shares shall be made without charge to the holders of such Class A-6 Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.  Upon conversion of each share of Class A-6 Preferred Shares, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(vii)         The Corporation shall not close its books against the transfer of Class A-6 Preferred Shares or of Common Stock issued or issuable upon conversion of Class A-6 Preferred Shares in any manner which interferes with the timely conversion of Class A-6 Preferred Shares.  The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class A-6 Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(viii)        The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Class A-6 Preferred Shares, such number of shares of Common Stock issuable upon the conversion of all outstanding Class A-6 Preferred Shares.  All shares of Common Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.  The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

(ix)          If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Class A-6 Preferred Shares, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the fair market value as determined in the reasonable good faith judgment of the Board of such fractional interest as of the date of conversion.

(b)           Subdivision or Combination of Common Stock.  If the Corporation at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the amount of Common Stock each holder of Class A-6 Preferred Shares is entitled to upon conversion shall be proportionately increased.  Conversely, if the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock into a smaller number of shares, the amount of Common Stock each holder of Class A-6 Preferred Shares is entitled to upon conversion shall be proportionately decreased.

(c)           Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case that is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change.”  Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least two-thirds of the Class A-6 Preferred Shares then outstanding) to insure that each of the holders of Class A-6 Preferred Shares shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Class A-6 Preferred Shares, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class A-6 Preferred Shares immediately prior to such Organic Change.  In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least two-thirds of the Class A-6 Preferred Shares then outstanding) to insure that the provisions of this Section 8 hereof shall thereafter be applicable to the Class A-6 Preferred Shares (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Class A-6 Preferred Shares, if the value per share of common stock so reflected is less than the value of the Common Stock (as reasonably determined by the Board) in effect immediately prior to such consolidation, merger or sale).  The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of at least two-thirds of the Class A-6 Preferred Shares then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(d)           Mandatory Conversion.  The Corporation may at any time require the conversion of all of the outstanding Class A-6 Preferred Shares upon the closing of a firmly underwritten public offering of shares of Common Stock.

Section 9.  Registration of Transfer.  The Corporation shall keep at its principal office a register for the registration of Class A-6 Preferred Shares.  Upon the surrender of any certificate representing Class A-6 Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Class A-6 Preferred Shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of shares of Class A-6 Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A-6 Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Class A-6 Preferred Shares represented by the surrendered certificate.

Section 10.  Replacement.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Class A-6 Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such Class A-6 Preferred Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class A-6 Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 11.  Amendment and Waiver.  No amendment, modification or waiver shall be binding or effective with respect to this paragraph (f) of this Article Sixth hereof without the prior written consent of the holders of at least two-thirds of the Class A-6 Preferred Shares outstanding at the time such action is taken and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of at least the applicable percentage of the Class A-6 Preferred Shares then outstanding.

Section 12.  Notices.  Except as otherwise expressly provided hereunder, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this paragraph (f) of this Article Sixth shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or transmitted by facsimile or electronic mail (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section 12 as promptly as practicable thereafter).  Such notices, demands and other communications shall be addressed (i) in the case of a holder of Class A-6 Preferred Shares, to his address as is designated in writing from time to time by such holder, (ii) in the case of the Corporation, to its principal office.

(g)  Class A-7 5% Convertible Preferred Stock

Section 1.  Definitions.

The following are definitions as used in this paragraph (g) of Article Sixth:

“Change in Ownership” means any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation’s capital stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the holders of capital stock as of July 6, 1999 owning capital stock of Medical Device Manufacturing, Inc., a Colorado corporation, possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Class A Preferred Shares” means the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 Preferred Shares, the Class A-8 5% Convertible Preferred Stock, the Class AA Convertible Preferred Stock, the Class AB Convertible Preferred Stock and any Subsequent Class A Shares.

“Class C Preferred Shares” means the Class C Redeemable Preferred Stock.

“Common Stock” means the shares of the Corporation’s common stock, par value $.01 per share, authorized under these Articles.

“Fundamental Change” means:  (a) any sale or transfer of more than fifty percent (50%) of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business); and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Class A-7 Preferred Shares are not changed and the Class A-7 Preferred Shares are not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Junior Securities” means any capital stock or other equity securities of the Corporation other than Class A Preferred Shares and the Class C Preferred Shares.

“Liquidation Value” of any Class A-7 Preferred Share as of any particular date shall be equal to $14.72.

“Organic Change” shall have the meaning set forth in Section 8(c).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

“Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of July 6, 1999, as amended by the First Amendment to Shareholders’ Agreement dated May 31, 2000 and the Second Amendment to Shareholders’ Agreement dated February 24, 2003, by and among the Corporation, and certain other investors named therein, as may be further amended from time to time.

“Subsequent Class A Shares” means any duly authorized class or series of stock designated as Class A that (a) (i) has a per share purchase price equal to the per share liquidation value thereof (where the purchase price and liquidation value are as determined in the reasonable good faith judgment of the Board) or (ii) is issued in connection with bona fide debt financing and (b) (i) is otherwise identical with respect to priority, voting powers and conversion features and (ii) is otherwise identical or inferior with respect to dividend rights to the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 Preferred Shares and the Class A-8 5% Convertible Preferred Stock.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Person.

Section 2.  Designation; Shares Authorized  2,000,000 of the shares of preferred stock are hereby designated Class A-7 5% Convertible Preferred Stock (“Class A-7 Preferred Shares”).  Such number of shares may be decreased by resolution of the Board adopted and filed pursuant to applicable law; provided, that no such decrease shall reduce the number of authorized Class A-7 Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire Class A-7 Preferred Shares.

Section 3.  Priority.  The Class A-7 Preferred Shares shall rank (i) prior to all of the shares of Junior Securities, (ii) pari passu with all Class A Preferred Shares, and (iii) subordinate to all of the Class C Preferred Shares.  In addition, so long as any Class A-7 Preferred Shares remain outstanding, without the prior written consent of the holders of two-thirds of the outstanding shares of Class A-7 Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities; provided that the Corporation may purchase, redeem, acquire or retire for value shares of Junior Securities held by current or former directors or officers of the Company or any of its Subsidiaries upon death, disability, retirement, termination of employment or pursuant to the terms of any plan or other agreement under which such Junior Securities were issued to the extent permitted by the terms of the credit facility or facilities of the Corporation or its Subsidiaries.

Section 4.  Dividends.  The holders of Class A-7 Preferred Shares shall be entitled to receive cumulative dividends at the rate of 5% of Liquidation Value in preference to the payment of dividends on any Junior Securities, when, as, and if declared by the Board.  Except with respect to dividends for which an adjustment is made pursuant to Section 8(b) hereof, no dividends will be paid on any Junior Securities until dividends have been declared and paid on Class A-7 Preferred Shares.  All holders of Class A Preferred Shares shall be pari passu with respect to their entitlement to receive dividends.  After payment of all dividends on Class A-7 Preferred Shares, the holders of Class A-7 Preferred Shares shall be entitled to participate, on an as converted basis, with the outstanding Common Stock as to any dividends payable on the Common Stock.  The date on which any share of Class A-7 Preferred Shares is initially issued by the Corporation (or its predecessor) shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.  Each certificate shall have a legend indicating the “date of issuance” for purposes of the dividend calculation referred to herein.  Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred Shares, such payment shall be distributed pro rata among the holders thereof based upon the number of Class A Preferred Shares held by each such holder.

Section 5.  Liquidation.  Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class A-7 Preferred Shares shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount equal to the greater of (i) the aggregate Liquidation Value of all Class A-7 Preferred Shares (plus all accrued and unpaid dividends thereon) held by such holder or (ii) the amount such holder of Class A-7 Preferred Shares would be entitled to receive if all Class A Preferred Shares were converted into Common Stock (the “Liquidation Amount”).  All holders of Class A Preferred Shares shall be pari passu with respect to their entitlement to receive their respective Liquidation Amounts.  If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Class A Preferred Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets available to be distributed to the Corporation’s Class A Preferred Shares stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Amount of the Class A Preferred Shares held by each such holder.  Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Class A Preferred Shares, but only to the extent of funds of the Corporation legally available for the payment of dividends.  Not less than sixty (60) days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class A Preferred Shares, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Class A Preferred Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

Section 6.  Voting Rights.  Subject to Section 7 below and the Shareholders’ Agreement, the holders of the Class A-7 Preferred Shares shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s Bylaws.  Except as otherwise required by applicable law, the holders of the Class A-7 Preferred Shares shall be entitled to vote on all matters submitted to the stockholders for a vote (whether at a meeting or by written consent) together with the holders of the Common Stock, the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-8 5% Convertible Preferred Stock, the Class AA Convertible Preferred Stock, the Class AB Convertible Preferred Stock and any Subsequent Class A Shares, all voting together as a single class.  Each holder of shares of Class A-1 Preferred Shares, Class A-2 5% Convertible Preferred Stock, Class A-3 5% Convertible Preferred Stock, Class A-4 5% Convertible Preferred Stock, Class A-5 5% Convertible Preferred Stock, Class A-6 5% Convertible Preferred Stock, Class A-7 5% Convertible Preferred Stock, the Class A-8 5% Convertible Preferred, Stock Class AA Convertible Preferred Stock, Class AB Convertible Preferred Stock and/or any Subsequent Class A Shares shall be entitled to a number of votes (rounded to the nearest whole number) equal to the number of shares of Common Stock into which such shares are convertible (pursuant to the conversion terms of the applicable class of stock as set forth in these Articles) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

Section 7.  Special Voting Rights.  The consent of the holders of at least two-thirds of the Class A-7 Preferred Shares, voting together as a single class, shall be required for any action that (a) authorizes or issues shares of any class of stock having any preference or priority superior to any preference or priority of the Class A-7 Preferred Shares (which shall not include the authorization or issuance of any Subsequent Class A Shares) or (b) changes the number of shares or class of stock into which the Class A-7 Preferred Shares is convertible.

Section 8.  Conversion.

(a)                                  Conversion Procedure.

(i)                                    At any time and from time to time, any holder of Class A-7 Preferred Shares may convert all or any portion of the Class A-7 Preferred Shares held by such holder into 1.8 shares of Common Stock per each share of Class A-7 Preferred Shares.

(ii)                                Except as otherwise provided herein, each conversion of Class A-7 Preferred Shares shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class A-7 Preferred Shares to be converted have been surrendered for conversion at the principal office of the Corporation.  At the time any such conversion has been effected, the rights of the holder of the shares converted as a holder of Class A-7 Preferred Shares shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(iii)                            Notwithstanding any other provision hereof, if a conversion of Class A-7 Preferred Shares is to be made in connection with a Public Offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Class A-7 Preferred Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(iv)                               As soon as possible after a conversion has been effected (but in any event within five (5) business days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:

(A)                               a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(B)                               payment in an amount equal to all accrued dividends with respect to each share converted which have not been paid prior thereto, plus the amount payable under subparagraph (ix) below with respect to such conversion; and

(C)                               a certificate representing any Class A-7 Preferred Shares that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but that were not converted.

(v)                                   If for any reason the Corporation is unable to pay any portion of the accrued and unpaid dividends on Class A-7 Preferred Shares being converted, such dividends may, at the converting holder’s option, be converted into an additional number of shares of Common Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the fair market value of one share of Common Stock as determined in the reasonable good faith judgment of the Board.

(vi)                               The issuance of certificates for shares of Common Stock upon conversion of Class A-7 Preferred Shares shall be made without charge to the holders of such Class A-7 Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.  Upon conversion of each share of Class A-7 Preferred Shares, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(vii)                           The Corporation shall not close its books against the transfer of Class A-7 Preferred Shares or of Common Stock issued or issuable upon conversion of Class A-7 Preferred Shares in any manner which interferes with the timely conversion of Class A-7 Preferred Shares.  The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class A-7 Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(viii)                       The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Class A-7 Preferred Shares, such number of shares of Common Stock issuable upon the conversion of all outstanding Class A-7 Preferred Shares.  All shares of Common Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.  The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

(ix)                              If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Class A-7 Preferred Shares, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the fair market value as determined in the reasonable good faith judgment of the Board of such fractional interest as of the date of conversion.

(b)                                  Subdivision or Combination of Common Stock.  If the Corporation at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the amount of Common Stock each holder of Class A-7 Preferred Shares is entitled to upon conversion shall be proportionately increased.  Conversely, if the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock into a smaller number of shares, the amount of

Common Stock each holder of Class A-7 Preferred Shares is entitled to upon conversion shall be proportionately decreased.

(c)                                  Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case that is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change.”  Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least two-thirds of the Class A-7 Preferred Shares then outstanding) to insure that each of the holders of Class A-7 Preferred Shares shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Class A-7 Preferred Shares, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class A-7 Preferred Shares immediately prior to such Organic Change.  In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least two-thirds of the Class A-7 Preferred Shares then outstanding) to insure that the provisions of this Section 8 hereof shall thereafter be applicable to the Class A-7 Preferred Shares (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Class A-7 Preferred Shares, if the value per share of common stock so reflected is less than the value of the Common Stock (as reasonably determined by the Board) in effect immediately prior to such consolidation, merger or sale).  The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of at least two-thirds of the Class A-7 Preferred Shares then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(d)                                  Mandatory Conversion.  The Corporation may at any time require the conversion of all of the outstanding Class A-7 Preferred Shares upon the closing of a firmly underwritten public offering of shares of Common Stock.

Section 9.  Registration of Transfer.  The Corporation shall keep at its principal office a register for the registration of Class A-7 Preferred Shares.  Upon the surrender of any certificate representing Class A-7 Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Class A-7 Preferred Shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of shares of Class A-7 Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A-7 Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Class A-7 Preferred Shares represented by the surrendered certificate.

Section 10.  Replacement.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Class A-7 Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such Class A-7 Preferred Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class A-7 Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 11.  Amendment and Waiver.  No amendment, modification or waiver shall be binding or effective with respect to this paragraph (g) of this Article Sixth hereof without the prior written consent of the holders of at least two-thirds of the Class A-7 Preferred Shares outstanding at the time such action is taken and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of at least the applicable percentage of the Class A-7 Preferred Shares then outstanding.

Section 12.  Notices.  Except as otherwise expressly provided hereunder, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this paragraph (g) of this Article Sixth shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or transmitted by facsimile or electronic mail (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section 12 as promptly as practicable thereafter).  Such notices, demands and other communications shall be addressed (i) in the case of a holder of Class A-7 Preferred Shares, to his address as is designated in writing from time to time by such holder, (ii) in the case of the Corporation, to its principal office.

(h)  Class A-8 5% Convertible Preferred Stock

Section 1.  Definitions.

The following are definitions as used in this paragraph (h) of Article Sixth:

“Change in Ownership” means any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation’s capital stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the holders of capital stock as of July 6, 1999 owning capital stock of Medical Device Manufacturing, Inc., a Colorado corporation, possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Class A Preferred Shares” means the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock, the Class A-8 Preferred Shares, the Class AA Convertible Preferred Stock, the Class AB Convertible Preferred Stock and any Subsequent Class A Shares.

“Class C Preferred Shares” means the Class C Redeemable Preferred Stock.

“Common Stock” means the shares of the Corporation’s common stock, par value $.01 per share, authorized under these Articles.

“Fundamental Change” means:  (a) any sale or transfer of more than fifty percent (50%) of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business); and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Class A-8 Preferred Shares are not changed and the Class A-8 Preferred Shares are not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Junior Securities” means any capital stock or other equity securities of the Corporation other than Class A Preferred Shares and the Class C Preferred Shares.

“Liquidation Value” of any Class A-8 Preferred Share as of any particular date shall be equal to $14.28.

“Organic Change” shall have the meaning set forth in Section 8(c).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

“Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of July 6, 1999, as amended by the First Amendment to Shareholders’ Agreement dated May 31, 2000 and the Second Amendment to Shareholders’ Agreement dated February 24, 2003, by and among the Corporation, and certain other investors named therein, as may be further amended from time to time.

“Subsequent Class A Shares” means any duly authorized class or series of stock designated as Class A that (a) (i) has a per share purchase price equal to the per share liquidation value thereof (where the purchase price and liquidation value are as determined in the reasonable good faith judgment of the Board) or (ii) is issued in connection with bona fide debt financing and (b) (i) is otherwise identical with respect to priority, voting powers and conversion features and (ii) is otherwise identical or inferior with respect to dividend rights to the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock and the Class A-8 Preferred Shares.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Person.

Section 2.  Designation; Shares Authorized  9,000,000 of the shares of preferred stock are hereby designated Class A-8 5% Convertible Preferred Stock (“Class A-8 Preferred Shares”).  Such number of shares may be decreased by resolution of the Board adopted and filed pursuant to applicable law; provided, that no such decrease shall reduce the number of authorized Class A-8 Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire Class A-8 Preferred Shares.

Section 3.  Priority.  The Class A-8 Preferred Shares shall rank (i) prior to all of the shares of Junior Securities, (ii) pari passu with all Class A Preferred Shares, and (iii) subordinate to all of the Class C Preferred Shares.  In addition, so long as any Class A-8 Preferred Shares remain outstanding, without the prior written consent of the holders of two-thirds of the outstanding shares of Class A-8 Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities;

provided that the Corporation may purchase, redeem, acquire or retire for value shares of Junior Securities held by current or former directors or officers of the Company or any of its Subsidiaries upon death, disability, retirement, termination of employment or pursuant to the terms of any plan or other agreement under which such Junior Securities were issued to the extent permitted by the terms of the credit facility or facilities of the Corporation or its Subsidiaries.

Section 4.  Dividends.  The holders of Class A-8 Preferred Shares shall be entitled to receive cumulative dividends at the rate of 5% of Liquidation Value in preference to the payment of dividends on any Junior Securities, when, as, and if declared by the Board.  Except with respect to dividends for which an adjustment is made pursuant to Section 8(b) hereof, no dividends will be paid on any Junior Securities until dividends have been declared and paid on Class A-8 Preferred Shares.  All holders of Class A Preferred Shares shall be pari passu with respect to their entitlement to receive dividends.  After payment of all dividends on Class A-8 Preferred Shares, the holders of Class A-8 Preferred Shares shall be entitled to participate, on an as converted basis, with the outstanding Common Stock as to any dividends payable on the Common Stock.  The date on which any share of Class A-8 Preferred Shares is initially issued by the Corporation (or its predecessor) shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.  Each certificate shall have a legend indicating the “date of issuance” for purposes of the dividend calculation referred to herein.  Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred Shares, such payment shall be distributed pro rata among the holders thereof based upon the number of Class A Preferred Shares held by each such holder.

Section 5.  Liquidation.  Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class A-8 Preferred Shares shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount equal to the greater of (i) the aggregate Liquidation Value of all Class A-8 Preferred Shares (plus all accrued and unpaid dividends thereon) held by such holder or (ii) the amount such holder of Class A-8 Preferred Shares would be entitled to receive if all Class A Preferred Shares were converted into Common Stock (the “Liquidation Amount”).  All holders of Class A Preferred Shares shall be pari passu with respect to their entitlement to receive their respective Liquidation Amounts.  If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Class A Preferred Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets available to be distributed to the Corporation’s Class A Preferred Shares stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Amount of the Class A Preferred Shares held by each such holder.  Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Class A Preferred Shares, but only to the extent of funds of the Corporation legally available for the payment of dividends.  Not less than sixty (60) days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class A Preferred Shares, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Class A

Preferred Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

Section 6.  Voting Rights.  Subject to Section 7 below and the Shareholders’ Agreement, the holders of the Class A-8 Preferred Shares shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s Bylaws.  Except as otherwise required by applicable law, the holders of the Class A-8 Preferred Shares shall be entitled to vote on all matters submitted to the stockholders for a vote (whether at a meeting or by written consent) together with the holders of the Common Stock, the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock, the Class AA Convertible Preferred Stock, the Class AB Convertible Preferred Stock and any Subsequent Class A Shares, all voting together as a single class.  Each holder of shares of Class A-1 Preferred Shares, Class A-2 5% Convertible Preferred Stock, Class A-3 5% Convertible Preferred Stock, Class A-4 5% Convertible Preferred Stock, Class A-5 5% Convertible Preferred Stock, Class A-6 5% Convertible Preferred Stock, Class A-7 5% Convertible Preferred Stock, Class A-8 5% Convertible Preferred Stock, Class AA Convertible Preferred Stock, Class AB Convertible Preferred Stock and/or any Subsequent Class A Shares shall be entitled to a number of votes (rounded to the nearest whole number) equal to the number of shares of Common Stock into which such shares are convertible (pursuant to the conversion terms of the applicable class of stock as set forth in these Articles) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

Section 7.  Special Voting Rights.  The consent of the holders of at least two-thirds of the Class A-8 Preferred Shares, voting together as a single class, shall be required for any action that (a) authorizes or issues shares of any class of stock having any preference or priority superior to any preference or priority of the Class A-8 Preferred Shares (which shall not include the authorization or issuance of any Subsequent Class A Shares) or (b) changes the number of shares or class of stock into which the Class A-8 Preferred Shares is convertible.

Section 8.  Conversion.

(a)                                  Conversion Procedure.

(i)                                    At any time and from time to time, any holder of Class A-8 Preferred Shares may convert all or any portion of the Class A-8 Preferred Shares held by such holder into 1.8 shares of Common Stock per each share of Class A-8 Preferred Shares.

(ii)                                Except as otherwise provided herein, each conversion of Class A-8 Preferred Shares shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class A-8 Preferred Shares to be converted have been surrendered for conversion at the principal office of the Corporation.  At the time any such conversion has been effected, the rights of the holder of the shares converted as a holder of Class A-8 Preferred Shares shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(iii)                            Notwithstanding any other provision hereof, if a conversion of Class A-8 Preferred Shares is to be made in connection with a Public Offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Class A-8 Preferred Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(iv)                               As soon as possible after a conversion has been effected (but in any event within five (5) business days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:

(A)                               a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(B)                               payment in an amount equal to all accrued dividends with respect to each share converted which have not been paid prior thereto, plus the amount payable under subparagraph (ix) below with respect to such conversion; and

(C)                               a certificate representing any Class A-8 Preferred Shares that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but that were not converted.

(v)                                   If for any reason the Corporation is unable to pay any portion of the accrued and unpaid dividends on Class A-8 Preferred Shares being converted, such dividends may, at the converting holder’s option, be converted into an additional number of shares of Common Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the fair market value of one share of Common Stock as determined in the reasonable good faith judgment of the Board.

(vi)                               The issuance of certificates for shares of Common Stock upon conversion of Class A-8 Preferred Shares shall be made without charge to the holders of such Class A-8 Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.  Upon conversion of each share of Class A-8 Preferred Shares, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(vii)                           The Corporation shall not close its books against the transfer of Class A-8 Preferred Shares or of Common Stock issued or issuable upon conversion of Class A-8 Preferred Shares in any manner which interferes with the timely conversion of Class A-8 Preferred Shares.  The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class A-8 Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(viii)                       The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Class A-8 Preferred Shares, such number of shares of Common Stock issuable upon the conversion of all outstanding Class A-8 Preferred Shares.  All shares of Common Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.  The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

(ix)                              If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Class A-8 Preferred Shares, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the fair market value as determined in the reasonable good faith judgment of the Board of such fractional interest as of the date of conversion.

(b)                                  Subdivision or Combination of Common Stock.  If the Corporation at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the amount of Common Stock each holder of Class A-8 Preferred Shares is entitled to upon conversion shall be proportionately increased.  Conversely, if the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock into a smaller number of shares, the amount of Common Stock each holder of Class A-8 Preferred Shares is entitled to upon conversion shall be proportionately decreased.

(c)                                  Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case that is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change.”  Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least two-thirds of the Class A-8 Preferred Shares then outstanding) to insure that each of the holders of Class A-8 Preferred Shares shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Class A-8 Preferred Shares, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class A-8 Preferred Shares immediately prior to such Organic Change.  In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least two-thirds of the Class A-8 Preferred Shares then outstanding) to insure that the provisions of this Section 8 hereof shall thereafter be applicable to the Class A-8 Preferred Shares (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Class A-8 Preferred Shares, if the value per share of common stock so reflected is less than the value of the Common Stock (as reasonably determined by the Board) in effect immediately prior to such consolidation, merger or sale).  The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of at least two-thirds of the Class A-8 Preferred Shares then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(d)                                  Mandatory Conversion.  The Corporation may at any time require the conversion of all of the outstanding Class A-8 Preferred Shares upon the closing of a firmly underwritten public offering of shares of Common Stock.

Section 9.  Registration of Transfer.  The Corporation shall keep at its principal office a register for the registration of Class A-8 Preferred Shares.  Upon the surrender of any certificate representing Class A-8 Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Class A-8 Preferred Shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of shares of Class A-8 Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A-8 Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Class A-8 Preferred Shares represented by the surrendered certificate.

Section 10.  Replacement.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Class A-8 Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such Class A-8 Preferred Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class A-8 Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 11.  Amendment and Waiver.  No amendment, modification or waiver shall be binding or effective with respect to this paragraph (h) of this Article Sixth hereof without the prior written consent of the holders of at least two-thirds of the Class A-8 Preferred Shares outstanding at the time such action is taken and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of at least the applicable percentage of the Class A-8 Preferred Shares then outstanding.

Section 12.  Notices.  Except as otherwise expressly provided hereunder, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this paragraph (h) of this Article Sixth shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or transmitted by facsimile or electronic mail (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section 12 as promptly as practicable thereafter).  Such notices, demands and other communications shall be addressed (i) in the case of a holder of Class A-8 Preferred Shares, to his address as is designated in writing from time to time by such holder, (ii) in the case of the Corporation, to its principal office.

(i)  Class B-1 Convertible Preferred Stock

Section 1.  Definitions.

The following are definitions as used in this paragraph (i) of Article Sixth:

“Change in Ownership” means any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation’s capital stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the holders of capital stock as of July 6, 1999 owning capital stock of Medical Device Manufacturing, Inc., a Colorado corporation, possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Class A Preferred Shares” means the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock, the Class A-8 5% Convertible Preferred Stock, the Class AA Convertible Preferred Stock, the Class AB Convertible Preferred Stock and any Subsequent Class A Shares.

“Class B Preferred Shares” means the Class B-1 Convertible Preferred Stock, the Class B-2 Convertible Preferred Stock and any Subsequent Class B Shares.

“Class C Preferred Shares” means the Class C Redeemable Preferred Stock.

“Common Stock” means the shares of the Corporation’s common stock, par value $.01 per share, authorized under these Articles.

“Fundamental Change” means:  (a) any sale or transfer of more than fifty percent (50%) of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business); and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Class B-1 Preferred Shares are not changed and the Class B-1 Preferred Shares are not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Junior Securities” means any capital stock or other equity securities of the Corporation, other than Class A Preferred Shares, Class B Preferred Shares and the Class C Preferred Shares.

“Liquidation Value” of any Class B-1 Preferred Share as of any particular date shall be equal to $ .10.

“Organic Change” shall have the meaning set forth in Section 8(c).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

“Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of July 6, 1999, as amended by the First Amendment to Shareholders’ Agreement dated May 31, 2000 and the Second Amendment to Shareholders’ Agreement dated February 24, 2003, by and among the Corporation, and certain other investors named therein, as may be further amended from time to time.

“Subsequent Class A Shares” means any duly authorized class or series of stock designated as Class A that (a) (i) has a per share purchase price equal to the per share liquidation value thereof (where the purchase price and liquidation value are as determined in the reasonable good faith judgment of the Board) or (ii) is issued in connection with bona fide debt financing and (b) (i) is otherwise identical with respect to priority, voting powers and conversion features and (ii) is otherwise identical or inferior with respect to dividend rights to the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible

Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock and the Class A-8 5% Convertible Preferred Stock.

“Subsequent Class B Shares” means any duly authorized series of stock designated as Class B which is identical to the Class B-1 Convertible Preferred Stock and Class B-2 Convertible Preferred Stock with respect to priority, voting powers, dividend rights and conversion features.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Person.

Section 2.  Designation; Shares Authorized.  300,000 of the shares of preferred stock are hereby designated Class B-1 Convertible Preferred Stock (“Class B-1 Preferred Shares”).  Such number of shares may be decreased by resolution of the Board adopted and filed pursuant to applicable law; provided, that no such decrease shall reduce the number of authorized Class B-1 Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire Class B-1 Preferred Shares.

Section 3.  Priority.  The Class B-1 Preferred Shares shall rank (i) subordinate to the Class A Preferred Shares and the Class C Preferred Shares, (ii) pari passu with Class B-2 Convertible Preferred Stock and any other Class B Preferred Shares and (iii) prior to all of the shares of Junior Securities.  In addition, so long as any Class B-1 Preferred Shares remain outstanding, without the prior written consent of the holders of two-thirds of the outstanding shares of Class B-1 Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities; provided that the Corporation may purchase, redeem, acquire or retire for value shares of Junior Securities held by current or former directors or officers of the Company or any of its Subsidiaries upon death, disability, retirement, termination of employment or pursuant to the terms of any plan or other agreement under which such Junior Securities were issued to the extent permitted by the terms of the credit facility or facilities of the Corporation or its Subsidiaries.

Section 4.  Dividends. Except with respect to dividends for which an adjustment is made pursuant to Section 8(d) hereof, the holders of Class B-1 Preferred Shares shall be entitled to participate, on an as converted basis, with the outstanding Common Stock as to any dividends payable on the Common Stock.

Section 5.                                          Liquidation.  Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class B-1 Preferred Shares shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount equal to the greater of (i) the aggregate Liquidation Value of all Class B-1 Preferred Shares held by such holder or (ii) the amount such holder of Class B-1 Preferred Shares would be entitled to receive if all Class B Preferred Shares were converted into Common Stock (the “Liquidation Amount”).  All holders of Class B Preferred Shares shall be pari passu with respect to their entitlement to receive their respective Liquidation Amounts.  If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Class B Preferred Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 5, then the entire assets available to be distributed to the Corporation’s Class B Preferred Shares stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Amount of the Class B Preferred Shares held by each such holder.  Not less than sixty (60) days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class B Preferred Shares, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Class B Preferred Share, Class A Preferred Share, Junior Security and each share of Common Stock in connection with such liquidation, dissolution or winding up.

Section 6.                                          Voting Rights.  The holders of the Class B Preferred Shares shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s Bylaws, and except as otherwise required by applicable law, the holders of the Class B Preferred Shares shall not be entitled to vote.

Section 7.                                          Special Consent Rights.  The consent of the holders of at least two-thirds of the Class B-1 Preferred Shares, voting together as a single class, shall be required for any action that (a) authorizes or issues shares of any class of stock of a Junior Security having any preference or priority superior to any such preference or priority of the Class B-1 Preferred Shares; or (b) changes the number of shares or class of stock into which the Class B-1 Preferred Shares is convertible.

Section 8.                                          Conversion or Redemption.

(a)                                  Conversion Formula.  Class B-1 Preferred Shares shall become convertible or redeemable in accordance with the following provisions:

(i)                                    If the Benchmark IRR is greater than or equal to 55%, each share of Class B-1 Preferred Shares may be converted into 1.8 shares of Common Stock (which gives effect to the 0.8 for 1 stock dividend declared on the Common Stock on February 23, 2001).

(ii)                                If the Benchmark IRR is less than or equal to 35%, none of the shares of Class B-1 Preferred Shares may be converted.

(iii)                            If the Benchmark IRR is greater than 35% but less than 55%, a portion of the Class B-1 Preferred Shares may be converted into Common Stock.  The number of shares of Class B-1 Preferred Shares held by each stockholder that may be converted into 1.8 shares of Common Stock for each such share of Class B-1 Preferred Shares (which gives effect to the 0.8 for 1 stock dividend declared on the Common Stock on February 23, 2001) shall be determined by the following formula:

1 minus	55 minus Benchmark IRR _____________________ 20	times	Total Class B-1 Preferred Shares held by Holder

(iv)                               The “Benchmark IRR” shall mean either the 2002 Annual IRR, the 2004 Annual IRR, or the Liquidity Event IRR, whichever is the greatest.

(v)                                   “The 2002 Annual IRR” shall mean the rate of return realized by the Corporation with respect to the value of one share of Class A-1 5% Convertible Preferred Stock based on a comparison of the Fair Market Value of one share of Class A-1 5% Convertible Preferred Stock on July 1, 2002 and the initial value of $10.94 of such stock on July 1, 1999.

(vi)                               “The 2004 Annual IRR” shall mean the rate of return realized by the Corporation with respect to the value of one share of Class A-1 5% Convertible Preferred Stock based on a comparison of the Fair Market Value of one share of Class A-1 5% Convertible Preferred Stock on July 1, 2004 and the initial value of $10.94 of such stock on July 1, 1999.

(vii)                           “The Liquidity Event IRR” shall mean the rate of return realized by the Corporation with respect to the value of one share of Class A-1 5% Convertible Preferred Stock based on a comparison of the Fair Market Value of one share of Class A-1 5% Convertible Preferred Stock 45 days before a Fundamental Change or a Public Offering and the initial value of $10.94 of such stock on July 1, 1999.

(viii)                       “Fair Market Value” shall be determined by an appraiser, familiar with the industry and companies similar to the Corporation, who shall be selected by the Board.

(ix)                              On July 1, 2002, on July 1, 2004, and 45 days before a Fundamental Change or a Public Offering, the “Fair Market Value” of one share of Class A-1 5% Convertible Preferred Stock and the Annual IRR shall be calculated by the Board.

(b)                                  Conversion Procedure.

(i)                                    Effective July 1, 2004, all of the Class B-1 Preferred Shares held by a stockholder shall be automatically converted pursuant to the provisions of Section 8(a), if not previously converted, into Common Stock without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent;  provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing shares of Class B-1 Preferred Shares are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.  Upon surrender by any holder of the certificates formerly representing shares of the

Class B-1 Preferred Shares at the office of the Corporation or any transfer agent, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, the certificate or certificates for the number of shares of Common Stock into which the shares of Class B-1 Preferred Shares surrendered or convertible on the date on which such automatic conversion occurred.  Until surrendered, each certificate formerly representing shares of Class B-1 Preferred Shares shall be deemed for all corporate purposes to represent the number of shares of Common Stock resulting from such automatic conversion.

(ii)                                On or after July 1, 2002, any shares of Class B-1 Preferred Shares may, at the option of the holder, be converted at any time on or before July 1, 2004, into shares of Common Stock.  The number of shares of Common Stock to which a holder of Class B-1 Preferred Shares shall be entitled upon conversion shall be determined pursuant to the provisions of Section 8(a).  Each conversion of Class B-1 Preferred Shares shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class B-1 Preferred Shares to be converted have been surrendered for conversion at the principal office of the Corporation.  At the time any such conversion has been effected, the rights of the holder of the shares converted as a holder of Class B-1 Preferred Shares shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(iii)                            In connection with a Public Offering or a Fundamental Change, any shares of Class B-1 Preferred Shares may, at the option of the holder, be converted into shares of Common Stock.  The number of shares of Common Stock to which a holder of Class B-1 Preferred Shares shall be entitled upon conversion shall be determined pursuant to the provisions of Section 8(a).  Notwithstanding any other provision hereof, if a conversion of Class B-1 Preferred Shares is to be made in connection with a Public Offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Class B-1 Preferred Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(iv)                               The issuance of certificates for shares of Common Stock upon conversion of Class B-1 Preferred Shares shall be made without charge to the holders of such Class B-1 Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.  Upon conversion of each Share of Class B-1 Preferred Shares, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(v)                                   The Corporation shall not close its books against the transfer of Class B-1 Preferred Shares or of Common Stock issued or issuable upon conversion of Class B-1 Preferred Shares in any manner which interferes with the timely conversion of

Class B-1 Preferred Shares.  The Corporation shall assist and cooperate with any holder of shares of Class B-1 Preferred Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class B-1 Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(vi)                               The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Class B-1 Preferred Shares, such number of shares of Common Stock issuable upon the conversion of all outstanding Class B-1 Preferred Shares.  All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.  The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

(vii)                           If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Class B-1 Preferred Shares, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the fair market value as determined in the reasonable good faith judgment of the Board of such fractional interest as of the date of conversion.

(c)                                  Redemption.  On July 2, 2004 all of the outstanding Class B-1 Preferred Shares not converted into Common Stock pursuant to Section 8(b)(i) shall be redeemed at the Liquidation Value.

(d)                                  Subdivision or Combination of Common Stock.  If the Corporation at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the amount of Common Stock each holder of Class B-1 Preferred Shares is entitled to upon conversion shall be proportionately increased.  Conversely, if the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock into a smaller number of shares, the amount of Common Stock each holder of Class B-1 Preferred Shares is entitled to upon conversion shall be proportionately decreased.

(e)                                  Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case that is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change.”  Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least two-thirds of the Class B-1 Preferred Shares then outstanding)

to insure that each of the holders of Class B-1 Preferred Shares shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Class B-1 Preferred Shares, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class B-1 Preferred Shares immediately prior to such Organic Change.  In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least 75% of the Class B-1 Preferred Shares then outstanding) to insure that the provisions of this Section 8 hereof shall thereafter be applicable to the Class B-1 Preferred Shares (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Class B-1 Preferred Shares, if the value per share of common stock so reflected is less than the value of the Common Stock (as reasonably determined by the Board) in effect immediately prior to such consolidation, merger or sale).  The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of at least two-thirds of the Class B-1 Preferred Shares then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(f)                                    Mandatory Conversion.  The Corporation may at any time require the conversion of all of the outstanding Class B-1 Preferred Shares upon the closing of a firmly underwritten public offering of shares of Common Stock.

Section 9.  Registration of Transfer.  The Corporation shall keep at its principal office a register for the registration of Class B-1 Preferred Shares.  Upon the surrender of any certificate representing Class B-1 Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Class B-1 Preferred Shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of shares of Class B-1 Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class B-1 Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Class B-1 Preferred Shares represented by the surrendered certificate.

Section 10.  Replacement.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Class B-1 Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such Class B-1 Preferred Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class B-1 Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 11.  Amendment and Waiver.  No amendment, modification or waiver shall be binding or effective with respect to this paragraph (i) of this Article Sixth hereof without the prior written consent of the holders of at least two-thirds of the Class B-1 Preferred Shares outstanding at the time such action is taken and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of at least the applicable percentage of the Class B-1 Preferred Shares then outstanding.

Section 12.  Notices.  Except as otherwise expressly provided hereunder, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this paragraph (i) of this Article Sixth shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or transmitted by facsimile or electronic mail (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section 12 as promptly as practicable thereafter).  Such notices, demands and other communications shall be addressed (i) in the case of a holder of Class B-1 Preferred Shares, to his address as is designated in writing from time to time by such holder, (ii) in the case of the Corporation, to its principal office.

(j)  Class B-2 Convertible Preferred Stock

Section 1.  Definitions.

The following are definitions as used in this paragraph (j) of Article Sixth:

“Change in Ownership” means any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation’s capital stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the holders of capital stock as of July 6, 1999 owning capital stock of Medical Device Manufacturing, Inc., a Colorado corporation, possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Class A Preferred Shares” means the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock, the Class A-8 5% Convertible Preferred Stock, the Class AA Convertible Preferred Stock, the Class AB Convertible Preferred Stock and any Subsequent Class A Shares.

“Class B Preferred Shares” means the Class B-1 Convertible Preferred Stock, the Class B-2 Convertible Preferred Stock and any Subsequent Class B Shares.

“Class C Preferred Shares” means the Class C Redeemable Preferred Stock.

“Common Stock” means the shares of the Corporation’s common stock, par value $.01 per share, authorized under these Articles.

“Fundamental Change” means:  (a) any sale or transfer of more than fifty percent (50%) of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business); and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Class B-2 Preferred Shares are not changed and the Class B-2 Preferred Shares are not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Junior Securities” means any capital stock or other equity securities of the Corporation, other than Class A Preferred Shares, Class B Preferred Shares and Class C Preferred Shares.

“Liquidation Value” of any Class B-2 Preferred Share as of any particular date shall be equal to $ .10.

“Organic Change” shall have the meaning set forth in Section 8(c).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

“Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of July 6, 1999, as amended by the First Amendment to Shareholders’ Agreement dated May 31, 2000 and the Second Amendment to Shareholders’ Agreement dated February 24, 2003, by and among the Corporation, and certain other investors named therein, as may be further amended from time to time.

“Subsequent Class A Shares” means any duly authorized class or series of stock designated as Class A that (a) (i) has a per share purchase price equal to the per share liquidation value thereof (where the purchase price and liquidation value are as determined in the reasonable good faith judgment of the Board) or (ii) is issued in connection with bona fide debt financing and (b) (i) is otherwise identical with respect to priority, voting powers and conversion features and (ii) is otherwise identical or inferior with respect to dividend rights to the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock and the Class A-8 5% Convertible Preferred Stock.

“Subsequent Class B Shares” means any duly authorized series of stock designated as Class B which is identical to the Class B-1 Convertible Preferred Stock and Class B-2 Convertible Preferred Stock with respect to priority, voting powers, dividend rights and conversion features.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Person.

Section 2.  Designation; Shares Authorized. 300,000 of the shares of preferred stock are hereby designated Class B-2 Convertible Preferred Stock (“Class B-2 Preferred Shares”).  Such number of shares may be decreased by resolution of the Board adopted and filed pursuant to applicable law; provided, that no such decrease shall reduce the number of authorized Class B-2 Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire Class B-2 Preferred Shares.

Section 3.  Priority.  The Class B-2 Preferred Shares shall rank (i) subordinate to the Class A Preferred Shares and the Class C Preferred Shares, (ii) pari passu with Class B-1 Convertible Preferred Stock and any other Class B Preferred Shares and (iii) prior to all of the shares of Junior Securities.  In addition, so long as any Class B-2 Preferred Shares remain outstanding, without the prior written consent of the holders of two-thirds of the outstanding shares of Class B-2 Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities; provided that the Corporation may purchase, redeem, acquire or retire for value shares of Junior Securities held by current or former directors or officers of the Company or any of its Subsidiaries upon death, disability, retirement, termination of employment or pursuant to the terms of any plan or other agreement under which such Junior Securities were issued to the extent permitted by the terms of the credit facility or facilities of the Corporation or its Subsidiaries.

Section 4.  Dividends.  Except with respect to dividends for which an adjustment is made pursuant to Section 8(d) hereof, the holders of Class B-2 Preferred Shares shall be entitled to participate, on an as converted basis, with the outstanding Common Stock as to any dividends payable on the Common Stock.

Section 5.                                          Liquidation.  Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class B-2 Preferred Shares shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount equal to the greater of (i) the aggregate Liquidation Value of all Class B-2 Preferred Shares held by such holder or (ii) the amount such holder of Class B-2 Preferred Shares would be entitled to receive if all Class B Preferred Shares were converted into Common Stock (the “Liquidation Amount”).  All holders of Class B Preferred Shares shall be pari passu with respect to their entitlement to receive their respective Liquidation Amounts.  If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Class B Preferred Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 5, then the entire assets available to be distributed to the Corporation’s Class B Preferred Shares stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Amount of the Class B Preferred Shares held by each such holder.  Not less than sixty (60) days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class B Preferred Shares, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Class B Preferred Share, Class A Preferred Share, Junior Security and each share of Common Stock in connection with such liquidation, dissolution or winding up.

Section 6.                                          Voting Rights.  The holders of the Class B Preferred Shares shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s Bylaws, and except as otherwise required by applicable law, the holders of the Class B Preferred Shares shall not be entitled to vote.

Section 7.                                          Special Consent Rights.  The consent of the holders of at least two-thirds of the Class B-2 Preferred Shares, voting together as a single class, shall be required for any action that (a) authorizes or issues shares of any class of stock of a Junior Security having any preference or priority superior to any such preference or priority of the Class B-2 Preferred Shares; or (b) changes the number of shares or class of stock into which the Class B-2 Preferred Shares is convertible.

Section 8.                                          Conversion or Redemption.

(a)                                  Conversion Formula.  Class B-2 Preferred Shares shall become convertible or redeemable in accordance with the following provisions:

(i)                                    If the Benchmark IRR is greater than or equal to 55%, each share of Class B-2 Preferred Shares may be converted into 1.8 shares of Common Stock (which gives effect to the 0.8 for 1 stock dividend declared on the Common Stock on February 23, 2001).

(ii)                                If the Benchmark IRR is less than or equal to 35%, none of the shares of Class B-2 Preferred Shares may be converted.

(iii)                            If the Benchmark IRR is greater than 35% but less than 55%, a portion of the Class B-2 Preferred Shares may be converted into Common Stock.  The number of shares of Class B-2 Preferred Shares held by each stockholder that may be converted into 1.8 shares of Common Stock for each such share of Class B-2 Preferred Shares (which gives effect to the 0.8 for 1 stock dividend declared on the Common Stock on February 23, 2001) shall be determined by the following formula:

1 minus	55 minus Benchmark IRR _____________________ 20	times	Total Class B-2 Preferred Shares held by Holder

(iv)                               The “Benchmark IRR” shall mean either the 2003 Annual IRR, the 2005 Annual IRR, or the Liquidity Event IRR, whichever is the greatest.

(v)                                   “The 2003 Annual IRR” shall mean the rate of return realized by the Corporation with respect to the value of one share of Class A-4 5% Convertible Preferred Stock based on a comparison of the Fair Market Value of one share of Class A-4 5% Convertible Preferred Stock on May 31, 2003 and the initial value of $16.00 of such stock on May 31, 2000.

(vi)                               “The 2005 Annual IRR” shall mean the rate of return realized by the Corporation with respect to the value of one share of Class A-4 5% Convertible Preferred Stock based on a comparison of the Fair Market Value of one share of Class A-4 5% Convertible Preferred Stock on May 31, 2004 and the initial value of $16.00 of such stock on May 31, 2000.

(vii)                           “The Liquidity Event IRR” shall mean the rate of return realized by the Corporation with respect to the value of one share of Class A-4 5% Convertible Preferred Stock based on a comparison of the Fair Market Value of one share of Class A-4 5% Convertible Preferred Stock 45 days before a Fundamental Change or a Public Offering and the initial value of $16.00 of such stock on May 31, 2000.

(viii)                       “Fair Market Value” shall be determined by an appraiser, familiar with the industry and companies similar to the Corporation, who shall be selected by the Board.

(ix)                              On May 31, 2003, on May 31, 2005, and 45 days before a Fundamental Change or a Public Offering, the “Fair Market Value” of one share of Class A-4 5% Convertible Preferred Stock and the Annual IRR shall be calculated by the Board.

(b)                                  Conversion Procedure.

(i)                                    Effective May 31, 2005, all of the Class B-2 Preferred Shares held by a stockholder shall be automatically converted pursuant to the provisions of Section 8(a), if not previously converted, into Common Stock without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing shares of Class B-2 Preferred Shares are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.  Upon surrender by any holder of the certificates formerly representing shares of the Class B-2 Preferred Shares at the office of the Corporation or any transfer agent, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, the certificate or certificates for the number of shares of Common Stock into which the shares of Class B-2 Preferred Shares surrendered or convertible on the date on which such automatic conversion occurred.  Until surrendered, each certificate formerly representing shares of Class B-2 Preferred Shares shall be deemed for all corporate purposes to represent the number of shares of Common Stock resulting from such automatic conversion.

(ii)           On or after May 31, 2003, any shares of Class B-2 Preferred Shares may, at the option of the holder, be converted at any time on or before May 31, 2005, into shares of Common Stock.  The number of shares of Common Stock to which a holder of Class B-2 Preferred Shares shall be entitled upon conversion shall be determined pursuant to the provisions of Section 8(a).  Each conversion of Class B-2 Preferred Shares shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class B-2 Preferred Shares to be converted have been surrendered for conversion at the principal office of the Corporation.  At the time any such conversion has been effected, the rights of the holder of the shares converted as a holder of Class B-2 Preferred Shares shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(iii)         In connection with a Public Offering or a Fundamental Change, any shares of Class B-2 Preferred Shares may, at the option of the holder, be converted into shares of Common Stock.  The number of shares of Common Stock to which a holder of Class B-2 Preferred Shares shall be entitled upon conversion shall be determined pursuant to the provisions of Section 8(a).  Notwithstanding any other provision hereof, if a conversion of Class B-2 Preferred Shares is to be made in connection with a Public Offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Class B-2 Preferred Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(iv)          The issuance of certificates for shares of Common Stock upon conversion of Class B-2 Preferred Shares shall be made without charge to the holders of such Class B-2 Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.  Upon conversion of each Share of Class B-2 Preferred Shares, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(v)            The Corporation shall not close its books against the transfer of Class B-2 Preferred Shares or of Common Stock issued or issuable upon conversion of Class B-2 Preferred Shares in any manner which interferes with the timely conversion of Class B-2 Preferred Shares.  The Corporation shall assist and cooperate with any holder of shares of Class B-2 Preferred Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class B-2 Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(vi)          The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Class B-2 Preferred Shares, such number of shares of Common Stock issuable upon the conversion of all outstanding Class B-2 Preferred Shares.  All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.  The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

(vii)         If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Class B-2 Preferred Shares, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the fair market value as determined in the reasonable good faith judgment of the Board of such fractional interest as of the date of conversion.

(c)           Redemption.  On June 1, 2005 all of the outstanding Class B-2 Preferred Shares not converted into Common Stock pursuant to Section 8(b)(i) shall be redeemed at the Liquidation Value.

(d)           Subdivision or Combination of Common Stock.  If the Corporation at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the amount of Common Stock each holder of Class B-2 Preferred Shares is entitled to upon conversion shall be proportionately increased.  Conversely, if the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock into a smaller number of shares, the amount of Common Stock each holder of Class B-2 Preferred Shares is entitled to upon conversion shall be proportionately decreased.

(e)           Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case that is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change.”  Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least two-thirds of the Class B-2 Preferred Shares then outstanding) to insure that each of the holders of Class B-2 Preferred Shares shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Class B-2 Preferred Shares, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class B-2 Preferred Shares immediately prior to such Organic Change.  In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least 75% of the Class B-2 Preferred Shares then outstanding) to insure that the provisions of this Section 8 hereof shall thereafter be applicable to the Class B-2 Preferred Shares (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Class B-2 Preferred Shares, if the value per share of common stock so reflected is less than the value of the Common Stock (as reasonably determined by the Board) in effect immediately prior to such consolidation, merger or sale).  The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of at least two-thirds of the Class B-2 Preferred Shares then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(f)            Mandatory Conversion.  The Corporation may at any time require the conversion of all of the outstanding Class B-2 Preferred Shares upon the closing of a firmly underwritten public offering of shares of Common Stock.

Section 9.  Registration of Transfer.  The Corporation shall keep at its principal office a register for the registration of Class B-2 Preferred Shares.  Upon the surrender of any certificate representing Class B-2 Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Class B—2 Preferred Shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of shares of Class B-2 Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class B-2 Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Class B-2 Preferred Shares represented by the surrendered certificate.

Section 10.  Replacement.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Class B-2 Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such Class B-2 Preferred Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class B-2 Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 11.  Amendment and Waiver.  No amendment, modification or waiver shall be binding or effective with respect to this paragraph (j) of this Article Sixth hereof without the prior written consent of the holders of at least two-thirds of the Class B-2 Preferred Shares outstanding at the time such action is taken and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of at least the applicable percentage of the Class B-2 Preferred Shares then outstanding.

Section 12.  Notices.  Except as otherwise expressly provided hereunder, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this paragraph (j) of this Article Sixth shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or transmitted by facsimile or electronic mail (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section 12 as promptly as practicable thereafter).  Such notices, demands and other communications shall be addressed (i) in the case of a holder of Class B-2 Preferred Shares, to his address as is designated in writing from time to time by such holder, (ii) in the case of the Corporation, to its principal office.

(k)  Class AA Convertible Preferred Stock

Section 1.  Definitions.

The following are definitions as used in this paragraph (k) of Article Sixth:

“Change in Ownership” means any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation’s capital stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the holders of capital stock as of July 6, 1999 owning capital stock of Medical Device Manufacturing, Inc., a Colorado corporation, possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Class A Preferred Shares” means the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred

Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock, the Class A-8 5% Convertible Preferred Stock, the Class AA Preferred Shares, the Class AB Convertible Preferred Stock and any Subsequent Class A Shares.

“Class C Preferred Shares” means the Class C Redeemable Preferred Stock.

“Common Stock” means the shares of the Corporation’s common stock, par value $.01 per share, authorized under these Articles.

“Fundamental Change” means:  (a) any sale or transfer of more than fifty percent (50%) of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business); and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Class A Preferred Shares are not changed and the Class A Preferred Shares are not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Junior Securities” means any capital stock or other equity securities of the Corporation, other than the Class A Preferred Shares and the Class C Preferred Shares.

“Liquidation Value” of any Class AA Preferred Share as of any particular date shall be equal to $16.00.

“Organic Change” shall have the meaning set forth in Section 8(c).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

“Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of July 6, 1999, as amended by the First Amendment to Shareholders’ Agreement dated May 31, 2000 and the Second Amendment to Shareholders’ Agreement dated February 24, 2003, by and among the Corporation, and certain other investors named therein, as may be further amended from time to time.

“Subsequent Class A Shares” means any duly authorized class or series of stock designated as Class A that (a) (i) has a per share purchase price equal to the per share liquidation value thereof (where the purchase price and liquidation value are as determined in the reasonable good faith judgment of the Board) or (ii) is issued in connection with bona fide debt financing and (b) (i) is otherwise identical with respect to priority, voting powers and conversion features and (ii) is otherwise identical or inferior with respect to dividend rights to the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock and the Class A-8 5% Convertible Preferred Stock.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Person.

Section 2.  Designation; Shares Authorized.  1,000,000 of the shares of preferred stock are hereby designated Class AA Convertible Preferred Stock (“Class AA Preferred Shares”).  Such number of shares may be decreased by resolution of the Board adopted and filed pursuant to applicable law; provided, that no such decrease shall reduce the number of authorized Class AA Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire Class AA Preferred Shares.

Section 3.  Priority.  The Class AA Preferred Shares shall rank (i) prior to all of the shares of Junior Securities, (ii) pari passu with all Class A Preferred Shares, and (iii) subordinate to all of the Class C Preferred Shares.  In addition, so long as any Class AA Preferred Shares remain outstanding, without the prior written consent of the holders of two-thirds of the outstanding shares of Class AA Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities; provided that the Corporation may purchase, redeem, acquire or retire for value shares of Junior Securities held by current or former directors or officers of the Company or any of its Subsidiaries upon death, disability, retirement, termination of employment or pursuant to the terms of any plan or other agreement under which such Junior Securities were issued to the extent permitted by the terms of the credit facility or facilities of the Corporation or its Subsidiaries.

Section 4.  Dividends.  Except with respect to dividends for which an adjustment is made pursuant to Section 8(b) hereof, the holders of Class AA Preferred Shares shall be entitled to participate, on an as converted basis, with the outstanding Common Stock as to any dividends payable on the Common Stock.

Section 5.  Liquidation.  Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class AA Preferred Shares shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount equal to the greater of (i) the aggregate Liquidation Value of all Class AA Preferred Shares held by such holder or (ii) the amount such holder of Class AA Preferred Shares would be entitled to receive if all Class A Preferred Shares were converted into Common Stock (the “Liquidation Amount”).  All holders of Class A Preferred Shares shall be pari passu with respect to their entitlement to receive their respective Liquidation Amounts.  If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Class A Preferred Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets available to be distributed to the Corporation’s Class A Preferred Shares stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Amount of the Class A Preferred Shares held by each such holder.  Not less than sixty (60) days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class AA Preferred Shares, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Class A Preferred Share, Junior Security and each share of Common Stock in connection with such liquidation, dissolution or winding up.

Section 6.  Voting Rights.  Subject to Section 7 below and the Shareholders’ Agreement, the holders of the Class AA Preferred Shares shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s Bylaws.  Except as otherwise required by applicable law, the holders of the Class AA Preferred Shares shall be entitled to vote on all matters submitted to the stockholders for a vote (whether at a meeting or by written consent) together with the holders of the Common Stock, the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock, the Class A-8 5% Convertible Preferred Stock, the Class AB Convertible Preferred Stock and any Subsequent Class A Shares, all voting together as a single class.  Each holder of shares of Class A-1 Preferred Shares, Class A-2 5% Convertible Preferred Stock, Class A-3 5% Convertible Preferred Stock, Class A-4 5% Convertible Preferred Stock, Class A-5 5% Convertible Preferred Stock, Class A-6 5% Convertible Preferred Stock, Class A-7 5% Convertible Preferred Stock, Class A-8 5% Convertible Preferred Stock, Class AA Convertible Preferred Stock, Class AB Convertible Preferred Stock and/or any Subsequent Class A Shares shall be entitled to a number of votes (rounded to the nearest whole number) equal to the number of shares of Common Stock into which such shares are convertible (pursuant to the conversion terms of the applicable class of stock as set forth in these Articles) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

Section 7.  Special Voting Rights.  The consent of the holders of at least two-thirds of the Class A Preferred Shares, voting together as a single class, shall be required for any action that authorizes or issues shares of any class of stock having any preference or priority superior to any preference or priority of the Class A Preferred Shares (which shall not include the authorization or issuance of any Subsequent Class A Shares). The consent of the holders of at least two-thirds of the Class AA Preferred Shares, voting together as a single class, shall be required for any action that changes the number of shares or class of stock into which the Class AA Preferred Shares is convertible.

Section 8.  Conversion.

(a)           Conversion Procedure.

(i)            At any time and from time to time, any holder of Class AA Preferred Shares may convert all or any portion of the Class AA Preferred Shares held by such holder into 1.8 shares of Common Stock per each share of Class AA Preferred Shares (which gives effect to the 0.8 for one stock dividend declared on the Common Stock on February 23, 2001).

(ii)           Except as otherwise provided herein, each conversion of Class AA Preferred Shares shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class AA Preferred Shares to be converted have been surrendered for conversion at the principal office of the Corporation.  At the time any such conversion has been effected, the rights of the holder of the shares converted as a holder of Class AA Preferred Shares shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(iii)         Notwithstanding any other provision hereof, if a conversion of Class AA Preferred Shares is to be made in connection with a Public Offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Class AA Preferred Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(iv)          As soon as possible after a conversion has been effected (but in any event within five (5) business days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:

(A)          a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(B)          payment of the amount payable under subparagraph (viii) below with respect to such conversion; and

(C)          a certificate representing any Class AA Preferred Shares that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but that were not converted.

(v)            The issuance of certificates for shares of Common Stock upon conversion of Class AA Preferred Shares shall be made without charge to the holders of such Class AA Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.  Upon conversion of each share of Class AA Preferred Shares, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(vi)          The Corporation shall not close its books against the transfer of Class AA Preferred Shares or of Common Stock issued or issuable upon conversion of Class AA Preferred Shares in any manner which interferes with the timely conversion of Class AA Preferred Shares.  The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class AA Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(vii)         The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Class AA Preferred Shares, such number of shares of Common Stock issuable upon the conversion of all outstanding Class AA Preferred Shares.  All shares of Common Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.  The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

(viii)        If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Class AA Preferred Shares, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the fair market value as determined in the reasonable good faith judgment of the Board of such fractional interest as of the date of conversion.

(b)           Subdivision or Combination of Common Stock.  If the Corporation at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the amount of Common Stock each holder of Class AA Preferred Shares is entitled to upon conversion shall be proportionately increased.  Conversely, if the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock into a smaller number of shares, the amount of Common Stock each holder of Class AA Preferred Shares is entitled to upon conversion shall be proportionately decreased.

(c)           Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case that is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change.”  Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least two-thirds of the Class AA Preferred Shares then outstanding)

to insure that each of the holders of Class AA Preferred Shares shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Class AA Preferred Shares, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class AA Preferred Shares immediately prior to such Organic Change.  In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least two-thirds of the Class AA Preferred Shares then outstanding) to insure that the provisions of this Section 8 hereof shall thereafter be applicable to the Class AA Preferred Shares (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Class AA Preferred Shares, if the value per share of common stock so reflected is less than the value of the Common Stock (as reasonably determined by the Board) in effect immediately prior to such consolidation, merger or sale).  The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of at least two-thirds of the Class AA Preferred Shares then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(d)           Mandatory Conversion.  The Corporation may at any time require the conversion of all of the outstanding Class AA Preferred Shares upon the closing of a firmly underwritten public offering of shares of Common Stock.

Section 9.  Registration of Transfer.  The Corporation shall keep at its principal office a register for the registration of Class AA Preferred Shares.  Upon the surrender of any certificate representing Class AA Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class AA Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Class AA Preferred Shares represented by the surrendered certificate.

Section 10.  Replacement.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Class AA Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such Class AA Preferred Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class AA Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 11.  Amendment and Waiver.  No amendment, modification or waiver shall be binding or effective with respect to this paragraph (k) of this Article Sixth hereof without the prior written consent of the holders of at least two-thirds of the Class AA Preferred Shares outstanding at the time such action is taken and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of at least the applicable percentage of the Class AA Preferred Shares then outstanding.

Section 12.  Notices.  Except as otherwise expressly provided hereunder, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this paragraph (k) of this Article Sixth shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or transmitted by facsimile or electronic mail (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section 12 as promptly as practicable thereafter).  Such notices, demands and other communications shall be addressed (i) in the case of a holder of Class AA Preferred Shares, to his address as is designated in writing from time to time by such holder, (ii) in the case of the Corporation, to its principal office.

(l)  Class AB Convertible Preferred Stock

Section 1.  Definitions.

The following are definitions as used in this paragraph (j) of Article Sixth:

“Change in Ownership” means any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation’s capital stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the holders of capital stock as of July 6, 1999 owning capital stock of Medical Device Manufacturing, Inc., a Colorado corporation, possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Class A Preferred Shares” means the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock, the Class A-8 5% Convertible Preferred Stock, the Class AA Convertible Preferred Stock, the Class AB Preferred Shares and any Subsequent Class A Shares.

“Class C Preferred Shares” means the Class C Redeemable Preferred Stock.

“Common Stock” means the shares of the Corporation’s common stock, par value $.01 per share, authorized under these Articles.

“Fundamental Change” means:  (a) any sale or transfer of more than fifty percent (50%) of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business); and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Class A Preferred Shares are not changed and the Class A Preferred Shares are not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Junior Securities” means any capital stock or other equity securities of the Corporation, other than the Class A Preferred Shares and the Class C Preferred Shares.

“Liquidation Value” of any Class AB Preferred Share as of any particular date shall be equal to $16.50.

“Organic Change” shall have the meaning set forth in Section 8(c).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

“Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of July 6, 1999, as amended by the First Amendment to Shareholders’ Agreement dated May 31, 2000 and the Second Amendment to Shareholders’ Agreement dated February 24, 2003, by and among the Corporation, and certain other investors named therein, as may be further amended from time to time.

“Subsequent Class A Shares” means any duly authorized class or series of stock designated as Class A that (a) (i) has a per share purchase price equal to the per share liquidation value thereof (where the purchase price and liquidation value are as determined in the reasonable good faith judgment of the Board) or (ii) is issued in connection with bona fide debt financing and (b) (i) is otherwise identical with respect to priority, voting powers and conversion features and (ii)

is otherwise identical or inferior with respect to dividend rights to the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock and the Class A-8 5% Convertible Preferred Stock.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Person.

Section 2.  Designation; Shares Authorized 1,200,000 of the shares of preferred stock are hereby designated Class AB Convertible Preferred Stock (“Class AB Preferred Shares”).  Such number of shares may be decreased by resolution of the Board adopted and filed pursuant to applicable law; provided, that no such decrease shall reduce the number of authorized Class AB Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire Class AB Preferred Shares.

Section 3.  Priority.  The Class AB Preferred Shares shall rank (i) prior to all of the shares of Junior Securities, (ii) pari passu with all Class A Preferred Shares, and (iii) subordinate to all of the Class C Preferred Shares.  In addition, so long as any Class AB Preferred Shares remain outstanding, without the prior written consent of the holders of two-thirds of the outstanding shares of Class AB Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities; provided that the Corporation may purchase, redeem, acquire or retire for value shares of Junior Securities held by current or former directors or officers of the Company or any of its Subsidiaries upon death, disability, retirement, termination of employment or pursuant to the terms of any plan or other agreement under which such Junior Securities were issued to the extent permitted by the terms of the credit facility or facilities of the Corporation or its Subsidiaries.

Section 4.  Dividends.  Except with respect to dividends for which an adjustment is made pursuant to Section 8(b) hereof, the holders of Class AB Preferred Shares shall be entitled to participate, on an as converted basis, with the outstanding Common Stock as to any dividends payable on the Common Stock.

Section 5.  Liquidation.  Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class AB Preferred Shares shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount equal to the greater of (i) the aggregate Liquidation Value of all Class AB Preferred Shares held by such holder or (ii) the amount such holder of Class AB Preferred Shares would be entitled to receive if all Class A Preferred Shares were converted into Common Stock (the “Liquidation Amount”).  All holders of Class A Preferred Shares shall be pari passu with respect to their entitlement to receive their respective Liquidation Amounts.  If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Class A Preferred Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets available to be distributed to the Corporation’s Class A Preferred Shares stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Amount of the Class A Preferred Shares held by each such holder.  Not less than sixty (60) days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class AB Preferred Shares, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Class A Preferred Share, Junior Security and each share of Common Stock in connection with such liquidation, dissolution or winding up.

Section 6.  Voting Rights.  Subject to Section 7 below and the Shareholders’ Agreement, the holders of the Class AB Preferred Shares shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s Bylaws.  Except as otherwise required by applicable law, the holders of the Class AB Preferred Shares shall be entitled to vote on all matters submitted to the stockholders for a vote (whether at a meeting or by written consent) together with the holders of the Common Stock, the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock, the Class A-8 5% Convertible Preferred Stock, the Class AA Convertible Preferred Stock and any Subsequent Class A Shares, all voting together as a single class.  Each holder of shares of Class A-1 Preferred Shares, Class A-2 5% Convertible Preferred Stock, Class A-3 5% Convertible Preferred Stock, Class A-4 5% Convertible Preferred Stock, Class A-5 5% Convertible Preferred Stock, Class A-6 5% Convertible Preferred Stock, Class A-7 5% Convertible Preferred Stock, Class A-8 5% Convertible Preferred Stock, Class AA Convertible Preferred Stock, Class AB Convertible Preferred Stock and/or any Subsequent Class A Shares shall be entitled to a number of votes (rounded to the nearest whole number) equal to the number of shares of Common Stock into which such shares are convertible (pursuant to the conversion terms of the applicable class of stock as set forth in these Articles) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

Section 7.  Special Voting Rights.  The consent of the holders of at least two-thirds of the Class A Preferred Shares, voting together as a single class, shall be required for any action that authorizes or issues shares of any class of stock having any preference or priority superior to any preference or priority of the Class A Preferred Shares (which shall not include the authorization or issuance of any Subsequent Class A Shares).  The consent of the holders of at least two-thirds of the Class AB Preferred Shares, voting together as a single class, shall be required for any action that changes the number of shares or class of stock into which the Class AB Preferred Shares is convertible.

Section 8.  Conversion.

(a)           Conversion Procedure.

(i)            At any time and from time to time, any holder of Class AB Preferred Shares may convert all or any portion of the Class AB Preferred Shares held by such holder into 1.8 shares of Common Stock per each share of Class AB Preferred Shares.

(ii)           Except as otherwise provided herein, each conversion of Class AB Preferred Shares shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class AB Preferred Shares to be converted have been surrendered for conversion at the principal office of the Corporation.  At the time any such conversion has been effected, the rights of the holder of the shares converted as a holder of Class AB Preferred Shares shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(iii)         Notwithstanding any other provision hereof, if a conversion of Class AB Preferred Shares is to be made in connection with a Public Offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Class AB Preferred Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(iv)          As soon as possible after a conversion has been effected (but in any event within five (5) business days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:

(A)          a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(B)          payment of the amount payable under subparagraph (viii) below with respect to such conversion; and

(C)          a certificate representing any Class AB Preferred Shares that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but that were not converted.

(v)            The issuance of certificates for shares of Common Stock upon conversion of Class AB Preferred Shares shall be made without charge to the holders of such Class AB Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.  Upon conversion of each share of Class AB Preferred Shares, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(vi)          The Corporation shall not close its books against the transfer of Class AB Preferred Shares or of Common Stock issued or issuable upon conversion of Class AB Preferred Shares in any manner which interferes with the timely conversion of Class AB Preferred Shares.  The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class AB Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(vii)         The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Class AB Preferred Shares, such number of shares of Common Stock issuable upon the conversion of all outstanding Class AB Preferred Shares.  All shares of Common Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.  The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

(viii)        If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Class AB Preferred Shares, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the fair market value as determined in the reasonable good faith judgment of the Board of such fractional interest as of the date of conversion.

(b)           Subdivision or Combination of Common Stock.  If the Corporation at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the amount of Common Stock each holder of Class AB Preferred Shares is entitled to upon conversion shall be proportionately increased.  Conversely, if the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock into a smaller number of shares, the amount of Common Stock each holder of Class AB Preferred Shares is entitled to upon conversion shall be proportionately decreased.

(c)           Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case that is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change.”  Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least two-thirds of the Class AB Preferred Shares then outstanding) to insure that each of the holders of Class AB Preferred Shares shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Class AB Preferred Shares, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class AB Preferred Shares immediately prior to such Organic Change.  In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least two-thirds of the Class AB Preferred Shares then outstanding) to insure that the provisions of this Section 8 hereof shall thereafter be applicable to the Class AB Preferred Shares (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Class AB Preferred Shares, if the value per share of common stock so reflected is less than the value of the Common Stock (as reasonably determined by the Board) in effect immediately prior to such consolidation, merger or sale).  The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of at least two-thirds of the Class AB Preferred Shares then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(d)           Mandatory Conversion.  The Corporation may at any time require the conversion of all of the outstanding Class AB Preferred Shares upon the closing of a firmly underwritten public offering of shares of Common Stock.

Section 9.  Registration of Transfer.  The Corporation shall keep at its principal office a register for the registration of Class AB Preferred Shares.  Upon the surrender of any certificate representing Class AB Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class AB Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Class AB Preferred Shares represented by the surrendered certificate.

Section 10.  Replacement.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Class AB Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such Class AB Preferred Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class AB Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 11.  Amendment and Waiver.  No amendment, modification or waiver shall be binding or effective with respect to this paragraph (l) of this Article Sixth hereof without the prior written consent of the holders of at least two-thirds of the Class AB Preferred Shares outstanding at the time such action is taken and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of at least the applicable percentage of the Class AB Preferred Shares then outstanding.

Section 12.  Notices.  Except as otherwise expressly provided hereunder, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this paragraph (l) of this Article Sixth shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or transmitted by facsimile or electronic mail (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section 12 as promptly as practicable thereafter).  Such notices, demands and other communications shall be addressed (i) in the case of a holder of Class AB Preferred Shares, to his address as is designated in writing from time to time by such holder, (ii) in the case of the Corporation, to its principal office.

(m)  Class C Redeemable Preferred Stock

Section 1.  Definitions.

The following are definitions as used in this paragraph (l) of Article Sixth:

“Class A Preferred Shares” means the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock, the Class A-8 5% Convertible Preferred Stock, the Class AA Convertible Preferred Stock, the Class AB Preferred Shares and any Subsequent Class A Shares.

“Class B Preferred Shares” means the Class B-1 Convertible Preferred Stock, the Class B-2 Convertible Preferred Stock and any Subsequent Class B Shares.

“Class C Preferred Shares” means the Class C Redeemable Preferred Stock.

“Common Stock” means the shares of the Corporation’s common stock, par value $.01 per share, authorized under these Articles.

“Junior Securities” means any capital stock or other equity securities of the Corporation, including without limitation, the Class A Preferred Shares, the Class B Preferred Shares and the Common Stock.

“Liquidation Value” of any Class C Preferred Share as of any particular date shall be equal to $16.50.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

“Redemption Date” means the date on which the Class C Preferred Shares are redeemed in accordance with Section 8.

“Sale of the Business” means (a) a sale of all or substantially all of the Corporation’s assets or (b) a consolidation, merger or other transaction, in each case that is effected in such a manner that the holders of Common Stock are entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, except where, after giving effect to such transaction in clause (b) hereof, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board immediately prior to such transaction shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of July 6, 1999, as amended by the First Amendment to Shareholders’ Agreement dated May 31, 2000 and the Second Amendment to Shareholders’ Agreement dated February 24, 2003, by and among the Corporation, and certain other investors named therein, as may be further amended from time to time.

“Subsequent Class A Shares” means any duly authorized class or series of stock designated as Class A that (a) (i) has a per share purchase price equal to the per share liquidation value thereof (where the purchase price and liquidation value are as determined in the reasonable good faith judgment of the Board) or (ii) is issued in connection with bona fide debt financing and (b) (i) is otherwise identical with respect to priority, voting powers and conversion features and (ii) is otherwise identical or inferior with respect to dividend rights to the Class A-1 5% Convertible Preferred Stock, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock and the Class A-8 5% Convertible Preferred Stock.

“Subsequent Class B Shares” means any duly authorized series of stock designated as Class B which is identical to the Class B-1 Convertible Preferred Stock and Class B-2 Convertible Preferred Stock with respect to priority, voting powers, dividend rights and conversion features.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Person.

Section 2.  Designation; Shares Authorized.  1,200,000 of the shares of preferred stock are hereby designated Class C Redeemable Preferred Stock (“Class C Preferred Shares”).  Such number of shares may be decreased by resolution of the Board adopted and filed pursuant to applicable law; provided, that no such decrease shall reduce the number of authorized Class C Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire Class C Preferred Shares.

Section 3.  Priority.  The Class C Preferred Shares shall rank prior to all of the shares of Junior Securities.  In addition, so long as any Class C Preferred Shares remain outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Class C Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities; provided that the Corporation may purchase, redeem, acquire or retire for value shares of Junior Securities held by current or former directors or officers of the Company or any of its Subsidiaries upon death, disability, retirement, termination of employment or pursuant to the terms of any plan or other agreement under which such Junior Securities were issued to the extent permitted by the terms of the credit facility or facilities of the Corporation or its Subsidiaries.

Section 4.  Dividends.  The holders of Class C Preferred Shares shall be entitled to receive cumulative dividends at the rate of 8% of Liquidation Value in preference to the payment of dividends on any Junior Securities, when, as, and if declared by the Board.  Except with respect to dividends for which an adjustment is made pursuant to Section 8(b) of paragraphs (a) — (h), (k) and (l) of this Article Sixth and any equivalent provisions relating to Subsequent Class A Shares and Section 8(d) of paragraphs (i) and (j) of this Article Sixth and any equivalent provisions relating to Subsequent Class B Shares, no dividends will be paid on any Junior Securities until dividends have been declared and paid on Class C Preferred Shares.  All holders of Class C Preferred Shares shall be pari passu with respect to their entitlement to receive dividends.  The date on which any share of Class C Preferred Shares is initially issued by the Corporation (or its predecessor) shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.  Each certificate shall have a legend indicating the “date of issuance” for purposes of the dividend calculation referred to herein.  Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class C Preferred Shares, such payment shall be distributed pro rata among the holders thereof based upon the number of Class C Preferred Shares held by each such holder.

Section 5.  Liquidation.  Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class C Preferred Shares shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount equal to the aggregate Liquidation Value of all Class C Preferred Shares held by such holder plus all accumulated but unpaid dividends (collectively, the “Liquidation Amount”).  All holders of Class C Preferred Shares shall be pari passu with respect to their entitlement to receive their respective Liquidation Amounts.  If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Class C Preferred Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Amount of the Class C Preferred Shares held by each such holder.  Not less than sixty (60) days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class C Preferred Shares, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Class C Preferred Share, Junior Security and each share of Common Stock in connection with such liquidation, dissolution or winding up.

Section 6.  Voting Rights.  The holders of the Class C Preferred Shares shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s Bylaws, but except as otherwise required by these Articles or by applicable law, the holders of the Class C Preferred Shares shall not be entitled to vote.

Section 7.  Special Voting Rights.  The consent of the holders of a majority of the Class C Preferred Shares, voting together as a single class, shall be required for any action that authorizes or issues shares of any class of stock pari passu or having any preference or priority with respect to liquidation or dividends superior to any such preference or priority of the Class C Preferred Shares (which shall not include the authorization or issuance of any Subsequent Class A Shares or Subsequent Class B Shares).

Section 8.  Redemption.

(a)           Redemption Procedure.  Upon the closing of a firmly underwritten Public Offering or a Sale of the Business, all of the Class C Preferred Shares held by a shareholder shall be immediately redeemed, if not previously redeemed, at the Liquidation Amount, without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.  Notwithstanding anything to the contrary contained herein, no Class C Preferred Shares shall be redeemed if such redemption would result in the violation of the terms or provisions of any credit facility or loan agreement of the Corporation or its Subsidiaries.

(b)           Redemption Payments.  For each Class C Preferred Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such Class C Preferred Share) an amount equal to the Liquidation Value of such Class C Preferred Share (plus all accumulated and unpaid dividends thereon).  If the funds of the Corporation legally available for redemption of Class C Preferred Shares on any Redemption Date are insufficient to redeem the total number of Class C Preferred Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Class C Preferred Shares pro rata among the holders of the Class C Preferred Shares to be redeemed based upon the aggregate Liquidation Value of such Class C Preferred Shares held by each such holder.  At any time thereafter when additional funds of the Corporation are legally available for the redemption of Class C Preferred Shares, such funds shall immediately be used to redeem the balance of the Class C Preferred Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.  In case fewer than the total number of Class C Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Class C Preferred Shares shall be issued to the holder thereof without cost to such holder within three business days after surrender of the of the certificate representing the redeemed Class C Preferred Shares.

(c)           Dividends After Redemption Date.  No Class C Preferred Share shall be entitled to any dividends accruing after the date on which the Liquidation Value (plus all accumulated and unpaid dividends thereon) of such Class C Preferred Share is paid to the holder of such Class C Preferred Share.  On such date, all rights of the holder of such Class C Preferred Share shall cease, and such Class C Preferred Share shall no longer be deemed to be issued and outstanding.

(d)           Redeemed or Otherwise Acquired Class C Preferred Shares.  Any Class C Preferred Shares which are redeemed or otherwise acquired by the Corporation shall be cancelled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

Section 9.  Registration of Transfer.  The Corporation shall keep at its principal office a register for the registration of Class C Preferred Shares.  Upon the surrender of any certificate representing Class C Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class C Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Class C Preferred Shares represented by the surrendered certificate.

Section 10.  Replacement.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Class C Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such Class C Preferred Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class C Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 11.  Amendment and Waiver.  No amendment, modification or waiver shall be binding or effective with respect to this paragraph (m) of this Article Sixth hereof without the prior written consent of the holders of a majority of the Class C Preferred Shares outstanding at the time such action is taken.

Section 12.  Notices.  Except as otherwise expressly provided hereunder, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this paragraph (m) of this Article Sixth shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or transmitted by facsimile or electronic mail (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section 12 as promptly as practicable thereafter).  Such notices, demands and other communications shall be addressed (i) in the case of a holder of Class C Preferred Shares, to his address as is designated in writing from time to time by such holder, (ii) in the case of the Corporation, to its principal office.

SEVENTH:  Each holder of common stock shall have one vote for each share of stock standing in the holder’s name on the books of the Corporation and each holder of Class A-1 5% Convertible Preferred Stock, Class A-2 5% Convertible Preferred Stock, Class A-3 5% Convertible Preferred Stock, Class A-4 5% Convertible Preferred Stock, Class A-5 5% Convertible Preferred Stock, Class A-6 5% Convertible Preferred Stock, Class A-7 5% Convertible Preferred Stock, Class A-8 5% Convertible Preferred Stock, Class AA Convertible Preferred Stock and Class AB Convertible Preferred Stock shall be entitled to a number of votes (rounded to the nearest whole number) equal to the number of shares of common stock into which such shares are convertible (pursuant to the conversion terms of the applicable class of stock as set forth in these Articles) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent..  Except as may be otherwise required by law or these Articles, the Class B-1 Convertible Preferred Stock and the Class B-2 Convertible Preferred Stock shall have no voting powers or rights unless and until conversion.  Except as may be otherwise required by law or these Articles, the Class C Redeemable Preferred Stock shall have no voting powers or rights.  Except as may be otherwise required by law or these Articles or any articles of amendment or amendment and restatement or any articles supplementary made and filed, the holders of the preferred stock and the holders of the voting common stock shall at all times vote together as one class.  Cumulative voting shall not be allowed in the election of directors or for any other purpose.

EIGHTH:  Except as may be set forth in a voting or stockholders’ agreement among the Corporation and certain stockholders duly authorized and approved by the Board, no stockholder of the Corporation shall have any preemptive or other right to subscribe for or otherwise acquire any additional unissued shares of capital stock of the Corporation, or other securities of any class, or rights, warrants or options to purchase stock or scrip, or securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

NINTH:  The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

(a)  The Board of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, without the approval of the stockholders of the Corporation, for such consideration as is determined by the Board in accordance with applicable law.

(b)  The Board with the approval of a majority of the entire board, and without action by stockholders, may amend the Corporation’s charter from time to time to increase or decrease the aggregate number of shares of stock of any class that the Corporation has authority to issue.

(c)  The Board is hereby authorized from time to time to approve, declare, and pay dividends payable in shares of one class of the Corporation’s stock to holders of shares of another class of the Corporation’s stock.

(d)  No stockholder of the Corporation shall be entitled to exercise the rights of an objecting stockholder under subtitle 2 of Title 3 of the Maryland General Corporation Law (the “MGCL”).

(e)  The Corporation reserves the right from time to time to make any amendment of its charter, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in the charter, of any outstanding stock.

(f)  The Board may classify or reclassify any unissued shares of stock of the Corporation by setting or changing in any one or more respects, from time to time before issuance of such shares, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares.

(g)  With respect to any corporate action to be taken by the Corporation which, under the general laws of the State of Maryland, would (in the absence of this subparagraph (i) of this Article Ninth) require the authorization or approval of a greater proportion than a majority of all votes entitled to be cast for such action to be effective and valid, such corporate action shall be effective and valid if authorized or approved by at least a majority of all the votes entitled to be cast thereon, after due authorization and/or approval and/or advice of such action by the Board as required by law.

(h)  The Corporation hereby elects not to be governed by any of the provisions of Section 3-602 of subtitle 6 of Title 3 of the MGCL as to any business combinations or as to any existing or future interested stockholders of the Corporation or their affiliates.

(i)  The Board is hereby authorized, in considering a potential acquisition of control of the Corporation, to consider the effect of the potential acquisition on:  (i) stockholders, employees, suppliers, customers, and creditors of the Corporation and (ii) communities in which offices or other establishments of the Corporation are located.

TENTH:  To the fullest extent permitted by the laws of the State of Maryland, the liability of any director or officer of the Corporation to the Corporation or its stockholders for money damages shall be limited to the sum of ten dollars ($10.00), provided that nothing contained in this Article Tenth shall limit the liability of a director or officer (i) to the extent that it is proved that such person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication, adverse to such person is entered in a proceeding based on a finding in the proceeding that such person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.  This Article Tenth shall not be construed to affect the liability of a person in any capacity other than the person’s capacity as a director or officer.

ELEVENTH:  The duration of the Corporation shall be perpetual.

*                              *                              *

THIRD

The Board, pursuant to and in accordance with the Charter and Bylaws of the Corporation and the MGCL, duly advised the foregoing amendment and restatement of the Charter of the Corporation and the stockholders of the Corporation, pursuant to and in accordance with the Charter and Bylaws of the Corporation and the MGCL, duly approved the foregoing amendment and restatement of the Charter of the Corporation.

IN WITNESS WHEREOF, UTI Corporation has caused these Third Articles of Amendment and Restatement to be signed and acknowledge in its name and on its behalf by its Vice President and Assistant Secretary and attested to by its Assistant Secretary on this 16th day of June, 2004; and its Vice President and Assistant Secretary acknowledges that these Third Articles of Amendment and Restatement are the act of UTI Corporation, and he further acknowledges that, as to all matters or facts set forth herein that are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief and that this statement is made under penalties for perjury.

UTI CORPORATION

By:	/s/ Steven D. Neumann
Steven D. Neumann
Vice President & Assistant Secretary

Attest:

By:	/s/ Thomas F. Lemker
Thomas F. Lemker
Assistant Secretary

UTI CORPORATION

ARTICLES OF AMENDMENT

UTI Corporation, a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

The charter of the corporation is hereby amended as follows:

1. To add a new subsection (j) to Article Ninth as follows:

“(j) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of any series of preferred stock whose preferential rights upon dissolution are superior to those receiving the distribution shall not be added to the Corporation’s total liabilities.”

This amendment of the charter of the corporation was advised and approved by the board of directors and approved by the stockholders.

We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

/s/ Ron Sparks	/s/ Stewart Fisher
Ron Sparks	Stewart Fisher
President	Secretary

UTI Corporation
200 W. 7th Street
Collegeville, Pennsylvania 19426

UTI CORPORATION

ARTICLES OF AMENDMENT

UTI Corporation, a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

The charter of the corporation is hereby amended as follows:

1. To amend Article First to read in its entirety as follows:

“FIRST: The name of the corporation (hereinafter referred to as the “Corporation”) is

ACCELLENT INC.”

This amendment of the charter of the corporation was advised and approved by a majority of the board of directors and the amendment is limited to a change expressly authorized by Section 2-605 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, to be made without action by the stockholders.

We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

/s/ Stewart Fisher
Ron Sparks	Stewart Fisher
President	Secretary

Accellent Inc.
formerly known as UTI Corporation
200 W. 7th Street
Collegeville, Pennsylvania 19426

ACCELLENT INC.

ARTICLES OF AMENDMENT

ACCELLENT INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:           The Corporation desires to amend its Third Articles of Amendment and Restatement, as amended on October 4, 2004 and November 18, 2004 (together, the “Charter”).

SECOND:     The Charter of the Corporation is amended as follows:

Article SIXTH (g), Section 2 is deleted and replaced with the following:

“Section 2.    Designation Shares Authorized. 2,012,380 of the shares of preferred stock are hereby designated Class A-7 5% Convertible Preferred Stock (“Class A-7 Preferred Shares”). Such number of shares may be decreased by resolution of the Board adopted and filed pursuant to applicable law; provided, that no such decrease shall reduce the number of authorized Class A-7 Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire Class A-7 Preferred Shares.”

THIRD:                             The Board of Directors of the Corporation, at a meeting held on April 14, 2005, adopted a resolution approving and declaring advisable the amendments set forth in the foregoing Articles of Amendment and directed that such amendments be submitted for action thereon by the stockholders of the Corporation.

FOURTH:                 The sole holder of Class A-7 5% Convertible Preferred Stock, par value of one cent ($0.01) per share, of the Corporation, adopted a resolution by unanimous written consent, in accordance with Section 2-505(b)(1) of the MGCL and the Charter approving the amendments to the Charter of the Corporation set forth above.

FIFTH:                                                         (a)                                  Prior to this amendment, the total number of shares of all classes of stock of the Corporation authorized and the number and par value of the shares of each separate class or series were as follows:

One Hundred Million (100,000,000) shares of capital stock, of which (i) Fifty Million (50,000,000) shares are common stock, par value one cent ($0.01) per share, and (ii) Fifty Million (50,000,000) shares are preferred stock, par value one cent ($0.01) per share, consisting of Two Million Five Hundred Thousand (2,500,000) shares of Class A-1 5% Convertible Preferred Stock, One Million Four Hundred Thousand (1,400,000) shares of Class A-2 5% Convertible Preferred Stock, Twenty-Six Thousand Four Hundred Fifty-Six (26,456) shares of Class A-3 5% Convertible Preferred Stock, Six Million Two Hundred Fifty Thousand (6,250,000) shares of Class A-4 5% Convertible Preferred Stock, One Million Five Hundred Thousand (1,500,000) shares of Class A-5 5% Convertible Preferred Stock, Three Hundred Thousand (300,000) shares of Class A-6 5% Convertible Preferred Stock, Two Million

(2,000,000) shares of Class A-7 5% Convertible Preferred Stock, Nine Million (9,000,000) shares of Class A-8 5% Convertible Preferred Stock, Three Hundred Thousand (300,000) shares of Class B-1 Convertible Preferred Stock, Three Hundred Thousand (300,000) shares of Class B-2 Convertible Preferred Stock, One Million (1,000,000) shares of Class AA Convertible Preferred Stock, One Million Two Hundred Thousand (1,200,000) shares of Class AB Convertible Preferred Stock, and Sixty-Three Thousand Six Hundred Thirty-Six (63,636) shares of Class C Redeemable Preferred Stock.

(b)                                 The total number of shares authorized of each separate class or series of stock of the Corporation as increased, and the number and par value of the shares of each class, are as follows:

One Hundred Million (100,000,000) shares of capital stock, of which (i) Fifty Million (50,000,000) shares are common stock, par value one cent ($0.01) per share, and (ii) Fifty Million (50,000,000) shares are shares are preferred stock, par value one cent ($0.01) per share, consisting of Two Million Five Hundred Thousand (2,500,000) shares of Class A-1 5% Convertible Preferred Stock, One Million Four Hundred Thousand (1,400,000) shares of Class A-2 5% Convertible Preferred Stock, Twenty-Six Thousand Four Hundred Fifty-Six (26,456) shares of Class A-3 5% Convertible Preferred Stock, Six Million Two Hundred Fifty Thousand (6,250,000) shares of Class A-4 5% Convertible Preferred Stock, One Million Five Hundred Thousand (1,500,000) shares of Class A-5 5% Convertible Preferred Stock, Three Hundred Thousand (300,000) shares of Class A-6 5% Convertible Preferred Stock, Two Million Twelve Thousand Three Hundred Eighty (2,012,380) shares of Class A-7 5% Convertible Preferred Stock, Nine Million (9,000,000) shares of Class A-8 5% Convertible Preferred Stock, Three Hundred Thousand (300,000) shares of Class B-1 Convertible Preferred Stock, Three Hundred Thousand (300,000) shares of Class B-2 Convertible Preferred Stock, One Million (1,000,000) shares of Class AA Convertible Preferred Stock, One Million Two Hundred Thousand (1,200,000) shares of Class AB Convertible Preferred Stock and Sixty-Three Thousand Six Hundred Thirty-Six (63,636) shares of Class C Redeemable Preferred Stock.

(c)                                  The aggregate par value of all shares of all classes of stock of the Corporation heretofore authorized was One Million Dollars ($1,000,000.00). The aggregate par value of all shares of all classes of stock as amended by this amendment remains One Million Dollars ($1,000,000.00).

(d)                                 The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and the terms and conditions of redemption of each class of authorized capital stock have not been changed by this amendment and are as set forth in Article SIXTH of the Charter.

[Signature page to follow]

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IN WITNESS WHEREOF, ACCELLENT INC. has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested by its Secretary on this 20th day of May, 2005.

We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

/s/ Ron Sparks	/s/ Stewart Fisher
Ron Sparks	Stewart Fisher
President	Secretary

Accellent Inc.
formerly known as UTI Corporation
200 W. 7th Street
Collegeville, Pennsylvania 19426

Signature Page to Accellent Inc. Articles of Amendment

ACCELLENT INC.

ARTICLES SUPPLEMENTARY

ACCELLENT INC., a Maryland corporation (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST:  Pursuant to the authority vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly classified 450,000 shares of the authorized but unissued shares of the preferred stock of the Corporation as a class designated the “Class A-9 5% Convertible Preferred Stock” and has authorized the issuance of such class.  Prior to the filing of these Articles Supplementary, the Corporation had authority to issue One Hundred Million (100,000,000) shares of capital stock, of which (i) Fifty Million (50,000,000) shares are common stock, par value one cent ($0.01) per share, and (ii) Fifty Million (50,000,000) shares are preferred stock, par value one cent ($0.01) per share, consisting of Two Million Five Hundred Thousand (2,500,000) shares of Class A-1 5% Convertible Preferred Stock, One Million Four Hundred Thousand (1,400,000) shares of Class A-2 5% Convertible Preferred Stock, Twenty-Six Thousand Four Hundred Fifty-Six (26,456) shares of Class A-3 5% Convertible Preferred Stock, Six Million Two Hundred Fifty Thousand (6,250,000) shares of Class A-4 5% Convertible Preferred Stock, One Million Five Hundred Thousand (1,500,000) shares of Class A-5 5% Convertible Preferred Stock, Three Hundred Thousand (300,000) shares of Class A-6 5% Convertible Preferred Stock, Two Million Twelve Thousand Three Hundred Eighty (2,012,380) shares of Class A-7 5% Convertible Preferred Stock, Nine Million (9,000,000) shares of Class A-8 5% Convertible Preferred Stock, Three Hundred Thousand (300,000) shares of Class B-1 Convertible Preferred Stock, Three Hundred Thousand (300,000) shares of Class B-2 Convertible Preferred Stock, One Million (1,000,000) shares of Class AA Convertible Preferred Stock, One Million Two Hundred Thousand (1,200,000) shares of Class AB Convertible Preferred Stock and Sixty-Three Thousand Six Hundred Thirty-Six (63,636) shares of Class C Redeemable Preferred Stock.  After the filing of these Articles Supplementary, the Corporation will have authority to issue One Hundred Million (100,000,000) shares of capital stock, of which (i) Fifty Million (50,000,000) shares are common stock, par value one cent ($0.01) per share, and (ii) Fifty Million (50,000,000) shares are preferred stock, par value one cent ($0.01) per share, consisting of Two Million Five Hundred Thousand (2,500,000) shares of Class A-1 5% Convertible Preferred Stock, One Million Four Hundred Thousand (1,400,000) shares of Class A-2 5% Convertible Preferred Stock, Twenty-Six Thousand Four Hundred Fifty-Six (26,456) shares of Class A-3 5% Convertible Preferred Stock, Six Million Two Hundred Fifty Thousand (6,250,000) shares of Class A-4 5% Convertible Preferred Stock, One Million Five Hundred Thousand (1,500,000) shares of Class A-5 5% Convertible Preferred Stock, Three Hundred Thousand (300,000) shares of Class A-6 5% Convertible Preferred Stock, Two Million Twelve Thousand Three Hundred Eighty (2,012,380) shares of Class A-7 5% Convertible Preferred Stock, Nine Million (9,000,000) shares of Class A-8 5% Convertible Preferred Stock, Four Hundred Fifty Thousand (450,000) shares of Class A-9 5% Convertible Preferred Stock, Three Hundred Thousand (300,000) shares of Class B-1 Convertible Preferred Stock, Three Hundred Thousand (300,000) shares of Class B-2 Convertible Preferred Stock, One Million (1,000,000) shares of Class AA Convertible Preferred Stock, One Million Two Hundred Thousand (1,200,000) shares of Class AB Convertible

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Preferred Stock and Sixty-Three Thousand Six Hundred Thirty-Six (63,636) shares of Class C Redeemable Preferred Stock.

SECOND:  A description of the Class A-9 5% Convertible Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends and qualifications, as set by the Board of Directors of the Corporation, is as follows:

CLASS A-9 5% CONVERTIBLE PREFERRED STOCK

Section 1.  Definitions.

The following are definitions as used in these Articles Supplementary:

“Change in Ownership” means any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation’s capital stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the holders of capital stock as of July 6, 1999 owning capital stock of Accellent Corp., a Colorado corporation (formerly known as Medical Device Manufacturing, Inc.), possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Class A Preferred Shares” means the Class A-1 5% Convertible Preferred Shares, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock, the Class A-8 5% Convertible Preferred Stock, the Class A-9 Preferred Shares, the Class AA Convertible Preferred Stock, the Class AB Convertible Preferred Stock and any Subsequent Class A Shares.

“Class C Preferred Shares” means the Class C Redeemable Preferred Stock.

“Common Stock” means the shares of the Corporation’s common stock, par value $.01 per share, authorized under these Articles.

“Fundamental Change” means:  (a) any sale or transfer of more than fifty percent (50%) of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business); and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Class A-9 Preferred Shares are not changed and the Class A-9 Preferred Shares are not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board immediately prior to the merger shall continue to own the

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Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board.

“Junior Securities” means any capital stock or other equity securities of the Corporation other than Class A Preferred Shares and the Class C Preferred Shares.

“Liquidation Value” of any Class A-9 Preferred Share as of any particular date shall be equal to $27.00.

“Organic Change” shall have the meaning set forth in Section 8(c).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

“Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of July 6, 1999, as amended by the First Amendment to Shareholders’ Agreement dated May 31, 2000 and the Second Amendment to Shareholders’ Agreement dated February 24, 2003, and as amended and restated by the Amended and Restated Shareholders’ Agreement dated June 30, 2004, by and among the Corporation and certain other investors named therein, and as may be further amended and restated from time to time.

“Subsequent Class A Shares” means any duly authorized class or series of stock designated as Class A that (a) (i) has a per share purchase price equal to the per share liquidation value thereof (where the purchase price and liquidation value are as determined in the reasonable good faith judgment of the Board) or (ii) is issued in connection with bona fide debt financing and (b) (i) is otherwise identical with respect to priority, voting powers and conversion features and (ii) is otherwise identical or inferior with respect to dividend rights to the Class A-1 5% Convertible Preferred Shares, the Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock, the Class A-8 5% Convertible Preferred Stock and the Class A-9 Preferred Shares.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Person.

Section 2.  Designation; Shares Authorized.  450,000 of the shares of preferred stock are hereby designated Class A-9 5% Convertible Preferred Stock (“Class A-9 Preferred Shares”).  Such number of shares may be decreased by resolution of the Board adopted and filed

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pursuant to applicable law; provided, that no such decrease shall reduce the number of authorized Class A-9 Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire Class A-9 Preferred Shares.

Section 3.  Priority.  The Class A-9 Preferred Shares shall rank (i) prior to all of the shares of Junior Securities, (ii) pari passu with all Class A Preferred Shares, and (iii) subordinate to all of the Class C Preferred Shares.  In addition, so long as any Class A-9 Preferred Shares remain outstanding, without the prior written consent of the holders of two-thirds of the outstanding shares of Class A-9 Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities; provided that the Corporation may purchase, redeem, acquire or retire for value shares of Junior Securities held by current or former directors or officers of the Company or any of its Subsidiaries upon death, disability, retirement, termination of employment or pursuant to the terms of any plan or other agreement under which such Junior Securities were issued to the extent permitted by the terms of the credit facility or facilities of the Corporation or its Subsidiaries.

Section 4.  Dividends.  The holders of Class A-9 Preferred Shares shall be entitled to receive cumulative dividends at the rate of 5% of Liquidation Value in preference to the payment of dividends on any Junior Securities, when, as, and if declared by the Board.  Except with respect to dividends for which an adjustment is made pursuant to Section 8(b) hereof, no dividends will be paid on any Junior Securities until dividends have been declared and paid on Class A-9 Preferred Shares.  All holders of Class A Preferred Shares shall be pari passu with respect to their entitlement to receive dividends.  After payment of all dividends on Class A-9 Preferred Shares, the holders of Class A-9 Preferred Shares shall be entitled to participate, on an as converted basis, with the outstanding Common Stock as to any dividends payable on the Common Stock.  The date on which any share of Class A-9 Preferred Shares is initially issued by the Corporation (or its predecessor) shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.  Each certificate shall have a legend indicating the “date of issuance” for purposes of the dividend calculation referred to herein.  Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred Shares, such payment shall be distributed pro rata among the holders thereof based upon the number of Class A Preferred Shares held by each such holder.

Section 5.  Liquidation.  Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class A-9 Preferred Shares shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount equal to the greater of (i) the aggregate Liquidation Value of all Class A-9 Preferred Shares (plus all accrued and unpaid dividends thereon) held by such holder or (ii) the amount such holder of Class A-9 Preferred Shares would be entitled to receive if all Class A Preferred Shares were converted into Common Stock (the “Liquidation Amount”).  All holders of Class A Preferred Shares shall be pari passu with respect to their entitlement to receive their respective Liquidation Amounts.  If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Class A Preferred Shares are

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insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets available to be distributed to the Corporation’s Class A Preferred Shares stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Amount of the Class A Preferred Shares held by each such holder.  Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Class A Preferred Shares, but only to the extent of funds of the Corporation legally available for the payment of dividends.  Not less than sixty (60) days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class A Preferred Shares, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Class A Preferred Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

Section 6.  Voting Rights.  Subject to Section 7 below and the Shareholders’ Agreement, the holders of the Class A-9 Preferred Shares shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s Bylaws.  Except as otherwise required by applicable law, the holders of the Class A-9 Preferred Shares shall be entitled to vote on all matters submitted to the stockholders for a vote (whether at a meeting or by written consent) together with the holders of the Common Stock, the Class A-1 5% Convertible Preferred Stock, Class A-2 5% Convertible Preferred Stock, the Class A-3 5% Convertible Preferred Stock, the Class A-4 5% Convertible Preferred Stock, the Class A-5 5% Convertible Preferred Stock, the Class A-6 5% Convertible Preferred Stock, the Class A-7 5% Convertible Preferred Stock, the Class A-8 5% Convertible Preferred Stock, the Class AA Convertible Preferred Stock, the Class AB Convertible Preferred Stock and any Subsequent Class A Shares, all voting together as a single class.  Each holder of shares of Class A-1 5% Convertible Preferred Shares, Class A-2 5% Convertible Preferred Stock, Class A-3 5% Convertible Preferred Stock, Class A-4 5% Convertible Preferred Stock, Class A-5 5% Convertible Preferred Stock, Class A-6 5% Convertible Preferred Stock, Class A-7 5% Convertible Preferred Stock, Class A-8 5% Convertible Preferred Stock, Class A-9 Preferred Stock, Class AA Convertible Preferred Stock, Class AB Convertible Preferred Stock and/or any Subsequent Class A Shares shall be entitled to a number of votes (rounded to the nearest whole number) equal to the number of shares of Common Stock into which such shares are convertible (pursuant to the conversion terms of the applicable class of stock as set forth in these Articles Supplementary and the Charter) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

Section 7.  Special Voting Rights.  The consent of the holders of at least two-thirds of the Class A-9 Preferred Shares, voting together as a single class, shall be required for any action that (a) authorizes or issues shares of any class of stock having any preference or priority superior to any preference or priority of the Class A-9 Preferred Shares (which shall not include the authorization or issuance of any Subsequent Class A Shares) or (b) changes the number of shares or class of stock into which the Class A-9 Preferred Shares is convertible.

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Section 8.  Conversion.

(a)           Conversion Procedure.

(i)            At any time and from time to time, any holder of Class A-9 Preferred Shares may convert all or any portion of the Class A-9 Preferred Shares held by such holder into 1.8 shares of Common Stock per each share of Class A-9 Preferred Shares.

(ii)           Except as otherwise provided herein, each conversion of Class A-9 Preferred Shares shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class A-9 Preferred Shares to be converted have been surrendered for conversion at the principal office of the Corporation.  At the time any such conversion has been effected, the rights of the holder of the shares converted as a holder of Class A-9 Preferred Shares shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(iii)         Notwithstanding any other provision hereof, if a conversion of Class A-9 Preferred Shares is to be made in connection with a Public Offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Class A-9 Preferred Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(iv)          As soon as possible after a conversion has been effected (but in any event within five (5) business days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:

(A)          a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(B)          payment in an amount equal to all accrued dividends with respect to each share converted which have not been paid prior thereto, plus the amount payable under subparagraph (ix) below with respect to such conversion; and

(C)          a certificate representing any Class A-9 Preferred Shares that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but that were not converted.

(v)            If for any reason the Corporation is unable to pay any portion of the accrued and unpaid dividends on Class A-9 Preferred Shares being converted, such dividends may, at the converting holder’s option, be converted into an additional number of shares of Common Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the fair market value of one share of Common Stock as determined in the reasonable good faith judgment of the Board.

(vi)          The issuance of certificates for shares of Common Stock upon conversion of Class A-9 Preferred Shares shall be made without charge to the holders of such

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Class A-9 Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.  Upon conversion of each share of Class A-9 Preferred Shares, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(vii)         The Corporation shall not close its books against the transfer of Class A-9 Preferred Shares or of Common Stock issued or issuable upon conversion of Class A-9 Preferred Shares in any manner which interferes with the timely conversion of Class A-9 Preferred Shares.  The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class A-9 Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(viii)        The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Class A-9 Preferred Shares, such number of shares of Common Stock issuable upon the conversion of all outstanding Class A-9 Preferred Shares.  All shares of Common Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.  The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

(ix)          If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Class A-9 Preferred Shares, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the fair market value as determined in the reasonable good faith judgment of the Board of such fractional interest as of the date of conversion.

(b)           Subdivision or Combination of Common Stock.  If the Corporation at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the amount of Common Stock each holder of Class A-9 Preferred Shares is entitled to upon conversion shall be proportionately increased.  Conversely, if the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock into a smaller number of shares, the amount of Common Stock each holder of Class A-9 Preferred Shares is entitled to upon conversion shall be proportionately decreased.

(c)           Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case that is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon

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subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change.”  Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to insure that each of the holders of Class A-9 Preferred Shares shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Class A-9 Preferred Shares, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class A-9 Preferred Shares immediately prior to such Organic Change.  In each such case, the Corporation shall also make appropriate provisions to insure that the provisions of this Section 8 hereof shall thereafter be applicable to the Class A-9 Preferred Shares (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Class A-9 Preferred Shares, if the value per share of common stock so reflected is less than the value of the Common Stock (as reasonably determined by the Board) in effect immediately prior to such consolidation, merger or sale).  The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(d)           Mandatory Conversion.  The Corporation may at any time require the conversion of all of the outstanding Class A-9 Preferred Shares upon the closing of a firmly underwritten public offering of shares of Common Stock.

Section 9.  Registration of Transfer.  The Corporation shall keep at its principal office a register for the registration of Class A-9 Preferred Shares.  Upon the surrender of any certificate representing Class A-9 Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Class A-9 Preferred Shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of shares of Class A-9 Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A-9 Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Class A-9 Preferred Shares represented by the surrendered certificate.

Section 10.  Replacement.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Class A-9 Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such Class A-9 Preferred Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the

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date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class A-9 Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 11.  Amendment and Waiver.  No amendment, modification or waiver shall be binding or effective with respect to these Articles Supplementary without the prior written consent of the holders of at least two-thirds of the Class A-9 Preferred Shares outstanding at the time such action is taken and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of at least the applicable percentage of the Class A-9 Preferred Shares then outstanding.

Section 12.  Notices.  Except as otherwise expressly provided hereunder, all notices, demands or other communications to be given or delivered under or by reason of the provisions of these Articles Supplementary shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or transmitted by facsimile or electronic mail (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section 12 as promptly as practicable thereafter).  Such notices, demands and other communications shall be addressed (i) in the case of a holder of Class A-9 Preferred Shares, to his address as is designated in writing from time to time by such holder, (ii) in the case of the Corporation, to its principal office.

*  *  *  *  *  *  *

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THIRD:  Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the common stock or preferred stock, in either case however designated, of the Corporation, and to fix and alter all terms thereof to the full extent permitted by the Charter of the Corporation.

FOURTH:  The Board of Directors has duly authorized and adopted resolutions classifying and designating the Class A-9 5% Convertible Preferred Stock as set forth in these Articles Supplementary.

FIFTH:  These Articles Supplementary shall become effective upon acceptance for record by the SDAT.

[Signature page to follow]

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IN WITNESS WHEREOF, Accellent Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this 5th day of October, 2005; and its President and Chief Executive Officer acknowledges that these Articles Supplementary are the act of Accellent Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief and that this statement is made under penalties for perjury.

ACCELLENT INC.

By:	/s/ Ron Sparks
Ron Sparks
President & Chief Executive Officer

Attest:

By:	/s/ Stewart Fisher
Stewart Fisher
Secretary